                                                                   EXHIBIT 10.1

                              AGREEMENT OF MERGER

                                 by and between

                          WEINGARTEN REALTY INVESTORS,

                              WRI/POST OAK, INC.,

                             POST OAK CENTER, INC.

                                      and

                               "B" BUILDING, INC.


                             dated October 1, 1993

                               TABLE OF CONTENTS

Article          Caption                                                                                        Page
- -------          -------                                                                                        ----
I.  Merger of Companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1.    Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2.    Conversion of POCI Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.3.    Agreed Consideration for POCI Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 1.3.1.   "Agreed POCI Consideration" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
                 1.3.2.   "Transferred POCI Liabilities"  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.4.    Conversion of B Building Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
         1.5.    Agreed Consideration for B Building Shares . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 1.5.1.   "Agreed B Building Consideration" . . . . . . . . . . . . . . . . . . . . . . . . . .   5
                 1.5.2.   "Transferred B Building Liabilities"  . . . . . . . . . . . . . . . . . . . . . . . .   5
         1.6.    Limit on Transferred Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6

II.  Information Review, Inspection, Survey and Title Commitment  . . . . . . . . . . . . . . . . . . . . . . .   7
         2.1.    Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 2.1.1.   "Appurtenances" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 2.1.2.   "B Building Required Assets"  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 2.1.3.   "B Building Tract"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 2.1.4.   "Improvements"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 2.1.5.   "Intangibles" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
                 2.1.6.   "Land"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.1.7.   "Large Tract" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.1.8.   "Operating Agreements"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.1.9.   "Personalty"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.1.10.  "POCI Required Assets"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.1.11.  "Property"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.1.12.  "Tenant Leases" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
                 2.1.13.  "Title Company" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.2.    Information Review Period  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.3.    Physical Inspection of the Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.4.    Survey . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.5.    Title Binder . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.6.    Objections and Cure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         2.7.    Books and Records  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12

III.  Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.1.    The Closing Place and Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.2.    Deliveries at Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 3.2.1.   By POCI and B Building. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
                 3.2.2.   By Newco. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
                 3.2.3.   Miscellaneous.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3.3.    Special Price Contingency  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

IV.  Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.1.    Representations and Warranties of POCI . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
                 4.1.1.   Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 4.1.2.   Certain POCI Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
                 4.1.3.   Corporate Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
                 4.1.4.   Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
                 4.1.5.   Authority Relative to this Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  19
                 4.1.6.   Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 4.1.7.   Title to Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
                 4.1.8.   No Default or Waiver of Right of POCI.  . . . . . . . . . . . . . . . . . . . . . . .  20
                 4.1.9.   Tax Returns and Audits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 4.1.10.  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 4.1.11.  Labor Matters; Legal Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 4.1.12.  Insurance Coverage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
                 4.1.13.  Required Information Materials and Books and Records. . . . . . . . . . . . . . . . .  22
                 4.1.14.  Absence of Employee Benefit Plans.  . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 4.1.15.  Supplementary Financial Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 4.1.16.  Ground Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
                 4.1.17.  Contracts for Construction, Brokerage, Etc. . . . . . . . . . . . . . . . . . . . . .  22
                 4.1.18.  No Business; No Employees.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         4.2.    Representations and Warranties of POCI Shareholders  . . . . . . . . . . . . . . . . . . . . .  23
                 4.2.1.   Title to POCI Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 4.2.2.   Authority and Execution of Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  23
                 4.2.3.   No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
                 4.2.4.   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 4.2.5.   Liabilities.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 4.2.6.   POCI Representations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 4.2.7.   Information Supplied. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
                 4.2.8.   Acquisition of WRI Shares.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         4.3.    Representations and Warranties of B Building . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 4.3.1.   Financial Statements. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
                 4.3.2.   Certain B Building Schedules. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
                 4.3.3.   Corporate Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 4.3.4.   Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
                 4.3.5.   Authority Relative to this Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  27
                 4.3.6.   Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 4.3.7.   Title to Assets.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
                 4.3.8.   No Default or Waiver of Right of B Building.  . . . . . . . . . . . . . . . . . . . .  28
                 4.3.9.   Tax Returns and Audits. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 4.3.10.  Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 4.3.11.  Labor Matters; Legal Compliance.  . . . . . . . . . . . . . . . . . . . . . . . . . .  29
                 4.3.12.  Insurance Coverage. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 4.3.13.  Required Information Materials and Books and Records. . . . . . . . . . . . . . . . .  30

                 4.3.14.  Absence of Employee Benefit Plans . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 4.3.15.  Supplementary Financial Data. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 4.3.16.  Ground Lease. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 4.3.17.  Tenant Leases.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
                 4.3.18.  Contracts for Construction, Brokerage, Etc. . . . . . . . . . . . . . . . . . . . . .  31
                 4.3.19.  No Business; No Employees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         4.4.    Representations and Warranties of B Building Shareholders  . . . . . . . . . . . . . . . . . .  32
                 4.4.1.   Title to B Building Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 4.4.2.   Authority and Execution of Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  32
                 4.4.3.   No Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 4.4.4.   Litigation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
                 4.4.5.   Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 4.4.6.   B Building Representations. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 4.4.7.   Information Supplied. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
                 4.4.8.   Acquisition of WRI Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         4.5.    Property Sold "AS-IS"  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         4.6.    Newco and WRI's Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . .  35
                 4.6.1.   Corporate and Trust Status. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
                 4.6.2.   Authority Relative to this Agreement. . . . . . . . . . . . . . . . . . . . . . . . .  35
                 4.6.3.   Issuance and Registration of WRI Shares . . . . . . . . . . . . . . . . . . . . . . .  36
                 4.6.4.   Authorized Capital. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
                 4.6.5.   Company Reports; Financial Statements . . . . . . . . . . . . . . . . . . . . . . . .  36
                 4.6.6.   Absence of Certain Changes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 4.6.7.   Governmental Approval . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 4.6.8.   Contracts for Brokerage . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
                 4.6.9.   No Other Representations or Warranties. . . . . . . . . . . . . . . . . . . . . . . .  38
         4.7.    Limitation on Representations Made by NationsBank of Texas, N.A  . . . . . . . . . . . . . . .  38

V.  Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
         5.1.    Covenants of POCI and POCI Shareholders  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 5.1.1.   Business of POCI Prior to Closing . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 5.1.2.   Articles of Incorporation and By-Laws. . . . . . . . . . . . . . . . . . . . . . . . . 39
                 5.1.3.   Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 5.1.4.   Benefit Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 5.1.5.   Capital Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
                 5.1.6.   Mortgages, Liens, Encumbrances, Etc . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 5.1.7.   Reports, Returns and Compliance with Law. . . . . . . . . . . . . . . . . . . . . . .  40
                 5.1.8.   Loss or Casualty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 5.1.9.   Mergers, Consolidations, Acquisitions and Negotiations. . . . . . . . . . . . . . . .  40
                 5.1.10.  Consultation with Newco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
                 5.1.11.  Correction of Defects, Errors and Omissions . . . . . . . . . . . . . . . . . . . . .  41
                 5.1.12.  Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
                 5.1.13.  Shareholders Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41

                 5.1.14.  Proxy Materials.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         5.2.    Covenants of B Building and B Building Shareholders  . . . . . . . . . . . . . . . . . . . . .  42
                 5.2.1.   Business of B Building Prior to Closing . . . . . . . . . . . . . . . . . . . . . . .  42
                 5.2.2.   Articles of Incorporation and By-Laws . . . . . . . . . . . . . . . . . . . . . . . .  42
                 5.2.3.   Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 5.2.4.   Benefit Plan. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 5.2.5.   Capital Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 5.2.6.   Mortgages, Liens, Encumbrances, Etc . . . . . . . . . . . . . . . . . . . . . . . . .  42
                 5.2.7.   Reports, Returns and Compliance with Law. . . . . . . . . . . . . . . . . . . . . . .  43
                 5.2.8.   Properties, Plant and Equipment . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 5.2.9.   Loss or Casualty. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 5.2.10.  Mergers, Consolidations, Acquisitions and Negotiations. . . . . . . . . . . . . . . .  43
                 5.2.11.  Consultation with Newco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
                 5.2.12.  Correction of Defects, Errors and Omissions . . . . . . . . . . . . . . . . . . . . .  43
                 5.2.13.  Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 5.2.14.  Shareholders Meeting. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 5.2.15.  Proxy Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         5.3.    Covenants of Newco and WRI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
                 5.3.1.   Consent to Extension of Termination Dates of Tenant Leases. . . . . . . . . . . . . .  45

VI.  Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         6.1.    Conditions Precedent to Obligations of WRI and Newco Relating to POCI  . . . . . . . . . . . .  45
                 6.1.1.Representations and Warranties of POCI and the POCI Shareholders True at Closing . . . .  45
                 6.1.2.   Performance of POCI and the POCI Shareholders . . . . . . . . . . . . . . . . . . . .  45
                 6.1.3.   Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                 6.1.4.   Opinion of Counsel for POCI and the POCI Shareholders . . . . . . . . . . . . . . . .  46
                          (ii)     Capitalization and Validity of POCI Common Stock . . . . . . . . . . . . . .  46
                          (iii)    POCI's and Its Shareholders' Authority Relative to this Agreement  . . . . .  46
                          (iv)     Litigation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
                          (v)      No Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                          (vi)     Validity of Documents and Instruments. . . . . . . . . . . . . . . . . . . .  47
                          (vii)    Approval of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
                 6.1.5.   No Damage or Destruction or Condemnation. . . . . . . . . . . . . . . . . . . . . . .  47
                 6.1.6.   Resignations of Officers and Directors. . . . . . . . . . . . . . . . . . . . . . . .  47
                 6.1.7.   Delivery of Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 6.1.8.   Requirements as to POCI's Liabilities . . . . . . . . . . . . . . . . . . . . . . . .  48
                 6.1.9.   Execution by POCI Shareholders. . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 6.1.10.  Changes in Title, Survey and Other Matters. . . . . . . . . . . . . . . . . . . . . .  48

                 6.1.11.  Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
                 6.1.12.  Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         6.2.    Conditions Precedent to Obligations of WRI and Newco Relating to B Building  . . . . . . . . .  49
                 6.2.1.   Representations and Warranties of B Building and the B Building Shareholders
                          True at Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
                 6.2.2.   Performance of B Building and the B Building Shareholders . . . . . . . . . . . . . .  49
                 6.2.3.   Officers' Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
                 6.2.4.   Opinion of Counsel for B Building and the B Building Shareholders . . . . . . . . . .  50
                 6.2.5.   No Damage or Destruction or Condemnation. . . . . . . . . . . . . . . . . . . . . . .  51
                 6.2.6.   Resignations of Officers and Directors. . . . . . . . . . . . . . . . . . . . . . . .  51
                 6.2.7.   Delivery of Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
                 6.2.8.   Notices of Termination of Tenant Leases . . . . . . . . . . . . . . . . . . . . . . .  52
                 6.2.9.   Requirements as to B Building's Liabilities . . . . . . . . . . . . . . . . . . . . .  52
                 6.2.10.  Execution by B Building Shareholders. . . . . . . . . . . . . . . . . . . . . . . . .  52
                 6.2.11.  Changes in Title, Survey and Other Matters. . . . . . . . . . . . . . . . . . . . . .  52
                 6.2.12.  Bankruptcy. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
                 6.2.13.  Estoppel Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         6.3.    Conditions Precedent to Obligations of POCI and B Building . . . . . . . . . . . . . . . . . .  53
                 6.3.1.   Newco and WRI's Representations and Warranties True at Closing. . . . . . . . . . . .  54
                 6.3.2.   WRI's and Newco's Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 6.3.3.   Officer's Certificates. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 6.3.4.   Opinion of Newco's Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
                 6.3.5.   Opinion of WRI's Counsel. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
                 6.3.6.   Issuance of WRI Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56

VII.  Survival of Representations and Warranties;
                                                         Expenses; Indemnity  . . . . . . . . . . . . . . . . .  56
         7.1.    Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         7.2.    Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         7.3.    Indemnification by POCI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         7.4.    Indemnification by B Building  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         7.5.    Indemnification of WRI and Newco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         7.6.    Indemnity Against Brokerage Commissions  . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         7.7.    Liability of POCI Shareholders and B Building Shareholders . . . . . . . . . . . . . . . . . .  58

VIII.  Termination and Other Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         8.1.    Best Efforts to Satisfy Conditions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         8.2.    Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
                 8.2.1.   Termination Upon Breach or Default. . . . . . . . . . . . . . . . . . . . . . . . . .  59
                 8.2.2.   Termination Based Upon Conditions . . . . . . . . . . . . . . . . . . . . . . . . . .  61

IX.  Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61

X.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         10.1.   Entire Agreement; Amendment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         10.2.   Successors; Rights of Third Parties  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         10.3.   Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         10.4.   Applicable Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  63
         10.5.   Section and Paragraph Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         10.6.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         10.7.   Time . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         10.8.   Stock Splits, Subdivisions, Stock Dividends; Combinations  . . . . . . . . . . . . . . . . . .  64
         10.9.   Limitation on Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66

XI.  Registration of WRI Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         11.1.   Restrictions on Resale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         11.2.   Registration of WRI Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                 11.2.1.  Shelf Registration. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
                 11.2.2.  Subsequent Shelf Registrations. . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
                 11.2.3.  Limited Put Right . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
                 11.2.4.  Unlegended Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
                 11.2.5.  Registration Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         11.3.   Availability of Rule 144 Exemption . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         11.4.   Indemnification by WRI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72

XII.  Loan from WRI to POCI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         12.1.   Loan from WRI to POCI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 12.1.1.  Amount. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 12.1.2.  Collateral Security . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 12.1.3.  Due on Sale . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 12.1.4.  Payment Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
                 12.1.5.  Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74

                                    EXHIBITS


Exhibit "A" -- Articles of Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

Exhibit "B-1" -- Description of Large Tract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Exhibit "B-2" -- Description of B Building Tract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

Exhibit "B-3" -- Description of Post Oak Bank Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

Exhibit "C" -- Required Information Materials . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

Exhibit "D" -- Rent Roll  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

Exhibit "E" -- Surveyor's Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11

Exhibit "F" -- Tenant Estoppel Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53

Exhibit "G" -- Prudential Estoppel Certificate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49

Exhibit "H" -- Price Increase Guaranty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

Exhibit "I" -- Termination Dates of Tenant Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52

Exhibit "J" -- Articles of Incorporation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                    GLOSSARY

1933 Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24, 36
Acquiring Entity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
Agreed Consideration for POCI Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Agreed POCI Consideration . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Agreed Value of B Building Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Agreed Value of POCI Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Appurtenances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
B Building  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
B Building Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
B Building Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
B Building Required Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
B Building Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
B Building Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
B Building Tract  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Closing Date Share Price  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
Company Reports . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Contract Date . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Effective Time  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Exchange Act  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Ground Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Information Review Period . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
Intangibles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
Land  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Large Tract . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Newco . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Operating Agreements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Personalty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
POCI  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
POCI Balance Sheet  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
POCI Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
POCI Profit and Loss Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
POCI Required Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
POCI Shareholders . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
POCI Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
Post Oak Bank Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
Preferred Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Relevant WRI Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
Required Information Materials  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8

SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
Stock Change  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
Survey  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Tenant Leases . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Title Binder  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
Title Company . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
Transferred B Building Liabilities. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   5
Transferred POCI Liabilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Triggering Event  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
WRI . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
WRI Per Share Value . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
WRI Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

                              AGREEMENT OF MERGER


                 This Agreement of Merger (this "Agreement") is entered into by and between WEINGARTEN REALTY INVESTORS, a Texas real estate investment trust (hereinafter called "WRI"), WRI/POST OAK, INC., a Texas corporation (hereinafter called "Newco") (which is a wholly-owned subsidiary of WRI), POST OAK CENTER, INC., a Texas corporation (hereinafter called "POCI"), and "B" BUILDING, INC., a Texas corporation (hereinafter called "B Building");

                              W I T N E S S E T H:

                            I.  MERGER OF COMPANIES

         1.1. MERGER. Upon the terms and provisions contained in this Agreement, WRI, Newco, POCI, and B Building agree that, on January 31, 1994, or on such earlier date as may be designated by WRI by notice to POCI and B Building five (5) business days prior to such date (the date on which the following-described transactions occur being hereinafter called the "Closing Date"), POCI shall merge into and with Newco, B Building shall merge into and with Newco, Newco shall be the corporation surviving the merger, the separate existence of POCI and the separate existence of B Building shall cease (such mergers, survival and cessations being hereinafter collectively called the "Merger"), all of which shall be reflected in Articles of Merger in the form of Exhibit "A" attached hereto which shall be executed and filed with the Secretary of State of Texas on the Closing Date. The Merger shall be effective immediately upon the issuance of the Certificate of Merger by the Secretary of State of Texas (the "Effective Time").

         1.2. CONVERSION OF POCI SHARES. At the Effective Time, each share of POCI common stock issued and outstanding immediately prior thereto (the "POCI Shares") shall, without any action on the part of any holder thereof, be cancelled; provided that, at the Closing (hereinafter defined), each such shareholder of POCI shares (collectively, the "POCI Shareholders", and individually a "POCI

Shareholder") receives or shall have received the Agreed POCI Consideration (hereinafter defined) for such POCI Shareholder's POCI Shares.

         1.3. AGREED CONSIDERATION FOR POCI SHARES. As full consideration for the Merger and the cancellation of all of the POCI Shares, Newco shall cause to be paid and/or delivered to each POCI Shareholder the Agreed POCI Consideration.

                 1.3.1. "AGREED POCI CONSIDERATION" means (i) that number of shares of beneficial interest of WRI ("WRI Shares") having a value determined as follows: (a) the "Transferred POCI Liabilities" (hereinafter defined) shall be subtracted from the "Agreed Value of POCI Stock" (hereinafter defined); (b) the result obtained in clause (a) shall be divided by the total number of POCI Shares owned by all POCI Shareholders in the aggregate; and (c) the quotient obtained in clause (b) shall be multiplied by the number of POCI Shares owned by the relevant POCI Shareholder on the Closing Date, rounded to the nearest lesser whole number if the number of WRI Shares thus calculated is not a whole number, plus, (ii) if the number of WRI Shares calculated pursuant to clause
(i) of this Section 1.3.1, prior to rounding in accordance with said clause
(i), is not a whole number, an amount of cash equal to the value of the fractional WRI Share remaining after subtracting the calculated rounded whole number from the calculated number prior to rounding, which cash amount shall, in turn, be rounded to the nearest one hundredth (1/100th) dollar. For purposes of making the calculations required under this Section 1.3.1, the value of each WRI Share (subject to adjustment as referred to in Section 10.8 of this Agreement) shall be deemed to be the greater of (x) $42 or (y) the average closing price of WRI Shares on the New York Stock Exchange during the ten (10) trading days immediately preceding the date on which the last of the parties whose signatures are called for in this Agreement, including, without limitation, the present POCI Shareholders and the present B Building Shareholders, execute this Agreement (such date being hereinafter referred to as the "Contract Date") (the greater of such amounts being hereinafter referred to as the "WRI Per Share Value"). The term "Agreed Value of POCI Stock" means an amount equal to (x) $15 Million less (y) the total of (A) the Agreed Value of B Building Stock (hereinafter defined) plus (B) the amount of the Transferred POCI Liabilities (hereinafter defined) plus (C) the amount of the Transferred B Building Liabilities (hereinafter defined).

                 1.3.2. "TRANSFERRED POCI LIABILITIES" means all liabilities of POCI of any kind or character, which are identified in the memorandum referred to below in this Section 1.3.2, subject to the limitations stated in this Section 1.3.2. As conditions to Newco's obligation to consummate the Merger

(in addition to the other conditions thereto set forth herein), as of the Closing Date, (i) POCI must have no outstanding and unpaid liabilities of any kind or character, other than the Transferred POCI Liabilities, plus 1993 real estate taxes in an amount not exceeding $400,000, (ii) the Transferred POCI Liabilities, and all documentation relating thereto and other evidence thereof, shall have been reviewed and approved by Newco, (iii) all of the Transferred POCI Liabilities must be prepayable at any time without premium or penalty, and
(iv) in no event may the Transferred POCI Liabilities exceed $3 million in amount. In this regard, POCI, by written memorandum delivered to Newco on or before November 15, 1993 (and signed and receipted for by Newco), shall designate the Transferred POCI Liabilities and disclose the amounts thereof and the names and addresses of each obligee thereof; provided, however, that if additional shares of stock of POCI are issued to current POCI Shareholders in exchange for the cancellation of indebtedness owing from POCI to such POCI Shareholders, POCI shall provide within five (5) business days thereafter (but not later than December 15, 1993) an updated written memorandum which shall re-designate the Transferred POCI Liabilities.

         In addition to assuming liability for the Transferred POCI Liabilities in the Merger, Newco will assume liability for up to $400,000 in 1993 real estate ad valorem taxes levied on the Large Tract and the Improvements on the Large Tract. Notwithstanding any provision contained in this Agreement relating to the obligation of WRI to pay as additional consideration $400,000 of the 1993 ad valorem taxes associated with the Large Tract and the Improvements on the Large Tract, it is agreed that from such amount there shall be subtracted the amount of dividends that are received by POCI Shareholders and B Building Shareholders attributable to the fourth quarter of 1993. An amount equal to the number of WRI Shares to be received by POCI Shareholders and B Building Shareholders multiplied by the per share dividend paid with respect to the third quarter of 1993 shall be used at Closing as an estimate of the amount to be subtracted, and the actual amount and the obligations of the parties shall be readjusted after the dividends with respect to the fourth quarter of 1993 have been received by POCI Shareholders and B Building Shareholders. For example, if it is estimated that $150,000 will be paid in dividends for the fourth quarter of 1993, such amount shall be subtracted from the WRI $400,000 ad valorem tax payment assumption, and WRI shall only be required to pay $250,000 of such taxes. After the dividends relating to the fourth quarter of 1993 have been received by POCI Shareholders and B Building Shareholders, there shall be a readjustment of the obligations of the parties hereto. For example, if it was estimated at Closing that $150,000 would be paid in dividends, and POCI Shareholders and B

Building Shareholders in the aggregate receive only $125,000 in dividends, WRI shall be obligated to pay $25,000 in cash to such shareholders within fifteen
(15) days from the date such dividends are received. Such amount shall be paid pro rata to the POCI Shareholders and the B Building Shareholders. Similarly, if it was estimated at Closing that $150,000 would be paid in dividends, and POCI Shareholders and B Building Shareholders in the aggregate receive $175,000 in dividends, such shareholders shall be obligated to pay WRI $25,000 in cash within fifteen (15) days from the date such dividends are received by POCI Shareholders and B Building Shareholders. Each POCI Shareholder and B Building Shareholders shall be responsible for his or her pro rata share of any refunds owing to WRI. If any POCI Shareholder or B Building Shareholder fails or refuses to remit to WRI any refund due under this paragraph of Section 1.3.2 then, in such event, in addition to its other remedies, WRI shall be entitled to withhold the unpaid amount from future WRI dividends, if any, payable to such defaulting shareholder.

         The payment of such taxes up to $400,000 by Newco constitutes additional consideration hereunder and the payment of such taxes shall not be deemed to be Transferred POCI Liabilities; however, all such taxes in excess of $400,000 and unpaid at Closing shall be deemed to be Transferred POCI Liabilities. If the amount of 1993 ad valorem taxes on the Large Tract and the Improvements thereon is not known as of the Closing Date, for purposes of this Agreement, the parties hereto shall use as an estimate to facilitate closing only, the amount of the 1992 ad valorem taxes. In the event that the amount of 1992 ad valorem taxes is used to facilitate closing, and the 1993 taxes are less than the 1992 taxes, Newco shall pay to the POCI Shareholders, within fifteen (15) days after the actual amount of 1993 ad valorem taxes is determined, the difference between the 1992 ad valorem taxes and the amount of 1993 taxes. In the event that the amount of the 1992 ad valorem taxes is used to facilitate closing, and the 1993 taxes are more than the 1992 taxes, the POCI Shareholders shall pay to Newco, within fifteen (15) days after the actual amount of ad valorem taxes is determined, the difference between the amount of 1993 ad valorem taxes and the 1992 taxes. In the event the transactions contemplated herein are consummated, Newco and/or WRI shall be responsible for the payment of all 1994 ad valorem taxes with respect to the Property. Such 1994 taxes shall not be prorated but shall be the sole responsibility and obligation of Newco and/or WRI.

         1.4. CONVERSION OF B BUILDING SHARES. At the Effective Time, each share of B Building common stock issued and outstanding immediately prior thereto (the "B Building Shares") shall, without any action on the part of any holder thereof, be cancelled; provided that, at the Closing, each such shareholder of B Building shares (collectively, the "B Building Shareholders", and individually a "B Building Shareholder") receives or shall have received the Agreed B Building Consideration (hereinafter defined) for such B Building Shareholder's B Building shares.

         1.5. AGREED CONSIDERATION FOR B BUILDING SHARES. As full consideration for the Merger and the cancellation of all of the B Building Shares, Newco shall cause to be paid and/or delivered to each B Building Shareholder the Agreed B Building Consideration.

                 1.5.1. "AGREED B BUILDING CONSIDERATION" means (i) that number of WRI Shares having a value determined as follows: (a) the Transferred B Building Liabilities (hereinafter defined) shall be subtracted from the "Agreed Value of B Building Stock" (hereinafter defined); (b) the result obtained in clause (a) shall be divided by the total number of B Building Shares owned by all B Building Shareholders in the aggregate, and (c) the quotient obtained in clause (b) shall be multiplied by the number of B Building Shares owned by the relevant B Building Shareholder on the Closing Date, rounded to the nearest lesser whole number if the number of WRI Shares thus calculated is not a whole number, plus, (ii) if the number of WRI Shares calculated pursuant to clause (i) of this Section 1.5.1, prior to rounding in accordance with said clause (i), is not a whole number, an amount of cash equal to the value of the fractional WRI Share remaining after subtracting the calculated rounded whole number from the calculated number prior to rounding, which cash amount shall, in turn, be rounded to the nearest one hundredth (1/100th) dollar. For purposes of making the calculations required under this
Section 1.5.1, the value of each WRI Share (subject to adjustment as referred to in Section 10.8 of this Agreement) shall be the WRI Per Share Value as defined in Section 1.3.1. The term "Agreed Value of B Building Stock" shall mean a dollar amount agreed to in writing by all POCI Shareholders and all B Building Shareholders which written agreement is delivered to Newco and WRI not later than December 15, 1993; provided that the amount so agreed upon shall be such that the total of (w) the Agreed Value of POCI Stock plus (x) the amount of the Transferred POCI Liabilities plus (y) the Agreed Value of the B Building Stock plus (z) the amount of the Transferred B Building Liabilities shall exactly equal $15 Million.

                 1.5.2. "TRANSFERRED B BUILDING LIABILITIES" means all liabilities of B Building of any kind or character, which are identified in the memorandum referred to below in this Section 1.5.2 subject to the limitations stated in this Section 1.5.2. As conditions to Newco's obligation to consummate the Merger (in addition to any other conditions thereto set forth herein), as of the Closing Date, (i) B Building must have no outstanding and unpaid liabilities of any kind or character, other than the

Transferred B Building Liabilities, (ii) the Transferred B Building Liabilities, and all documentation relating thereto and other evidence thereof, shall have been reviewed and approved by Newco, (iii) all of the Transferred B Building Liabilities must be prepayable at any time without premium or penalty, and (iv) in no event shall the Transferred B Building Liabilities exceed the amount of $3 million less the Transferred POCI Liabilities. In this regard, B Building, by written memorandum delivered to Newco on or before November 15, 1993 and signed and receipted for by Newco, shall designate the Transferred B Building Liabilities and disclose the amounts thereof and the names and addresses of each obligee thereof.

         1.6. LIMIT ON TRANSFERRED LIABILITIES. POCI shall be fully liable for and shall pay and discharge on or prior to the Closing Date all of POCI's liabilities of any kind or character existing as of the Closing Date, whether or not such liabilities are then due and payable, liquidated or unliquidated, or fixed or contingent, except for the Transferred POCI Liabilities and not more than $400,000 in 1993 ad valorem taxes. B Building shall be fully liable for and shall pay and discharge on or prior to the Closing Date all of B Building's liabilities of any kind or character existing as of the Closing Date, whether or not such liabilities are then due and payable, liquidated or unliquidated, or fixed or contingent, except for the Transferred B Building Liabilities. In the event that POCI or B Building fail to pay and discharge their respective liabilities in excess of the Transferred POCI Liabilities, not more than $400,000 in 1993 ad valorem taxes, and the Transferred B Building Liabilities as aforesaid, Newco, in lieu of consummating the Merger, shall have the right to cancel and terminate this Agreement by notice to POCI and B Building at any time prior to actual consummation of the Merger, whereupon, Newco, POCI, and B Building shall automatically be fully released from all claims against one another with respect to this Agreement. If, in the aforesaid circumstances in which Newco has a right to cancel and terminate this Agreement, Newco does not so cancel and terminate this Agreement, such absence of cancellation and termination shall not alter or affect the rights or remedies of Newco as against POCI Shareholders with respect to POCI liabilities other than Transferred POCI Liabilities and not more than $400,000 in 1993 ad valorem taxes or as against B Building Shareholders with respect to B Building Liabilities other than Transferred B Building Liabilities; specifically, POCI Shareholders shall be obligated to indemnify and save and hold Newco harmless from all POCI liabilities other than Transferred POCI Liabilities, 1993 ad valorem taxes to the extent they exceed $400,000, and B Building Shareholders shall be obligated to indemnify and save and hold Newco harmless from all B Building Liabilities other than Transferred B Building Liabilities.

       II.  INFORMATION REVIEW, INSPECTION, SURVEY AND TITLE COMMITMENT

         2.1. DEFINITIONS. For the purposes of this Article II, the following terms shall have the respective definitions set forth beside each such term:

                 2.1.1. "APPURTENANCES" means all rights and appurtenances pertaining to the Land and Improvements, including, without limitation: all mineral rights; all rights under any reciprocal easement agreements or other recorded or unrecorded instruments benefiting the Property; all right, title or interest of POCI or B Building in and to easements, adjacent or contiguous tracts, strips, gores, streets, alleys or rights-of-way; all reversionary rights attributable to the Land; all condemnation awards made or to be made in lieu thereof; and all awards for damage to the Land by reason of a change of grade of any highway, street, road or avenue.

                 2.1.2. "B BUILDING REQUIRED ASSETS" means, collectively, the leasehold estate under the Ground Lease in the B Building Tract, the Improvements on the B Building Tract, the Personalty affixed to or used in connection with the Improvements on the B Building Tract, B Building's interest in the Appurtenances to the B Building Tract for the term of the Ground Lease, the Tenant Leases, and all interest of B Building in the Operating Agreements and Intangibles.

                 2.1.3. "B BUILDING TRACT" means that certain tract or parcel of land described in Exhibit "B-2" attached hereto and made a part hereof for all purposes, which tract or parcel is leased from POCI, as lessor, to B Building, as lessee, under that certain Lease Agreement dated November 6, 1991, effective as of October 2, 1990 (the "Ground Lease").

                 2.1.4. "IMPROVEMENTS" means all buildings, structures and other improvements situated on the Land, and all fixtures and other property affixed thereto.

                 2.1.5. "INTANGIBLES" means all warranties, guaranties, indemnities and claims under any of the Operating Agreements; all licenses, permits and similar documents relating to any part of the Property; all telephone exchanges, trade names, marks and other identifying material used by POCI or B Building in the operation of the Property; all plans, drawings, specifications, surveys, engineering reports and other technical descriptions relating to any portion of the Property; all insurance contracts and policies relating to any part of the Property; all sanitary sewer and other utility allocation or capacity reservation agreements and all other property (real, personal or mixed) owned or held by POCI or B Building which relate in any way to the design, construction, ownership, use, leasing, maintenance, service or operation of the Land, Improvements, Tenant Leases or Personalty.

                 2.1.6. "LAND" means those certain tracts or parcels of land described in Exhibit "B-1" and Exhibit "B-2" attached hereto and made a part hereof for all purposes fronting on Westheimer Road, Post Oak Road and McCue Street in Houston, Texas, consisting of the Large Tract and the B Building Tract, as herein defined.

                 2.1.7. "LARGE TRACT" means that certain tract or parcel of land described in Exhibit "B-1" attached hereto and made a part hereof for all purposes.

                 2.1.8. "OPERATING AGREEMENTS" means all contracts or agreements affecting the Property, including, without limitation, maintenance, service or utility contracts.

                 2.1.9. "PERSONALTY" means all of the interest of POCI and B Building in all equipment, furnishings, furniture and other personal property now or hereafter located on or about, or used in connection with, the Land or Improvements.

                 2.1.10. "POCI REQUIRED ASSETS" means the entirety of the Property other than the B Building Required Assets.

                 2.1.11. "PROPERTY" means, collectively, the Land, Improvements, Appurtenances, Personalty, Tenant Leases, Operating Agreements and Intangibles. The aggregate of the POCI Required Assets plus the B Building Required Assets constitute the Property.

                 2.1.12. "TENANT LEASES" means all interest of the lessor or landlord under all leases covering space on the Land or in the Improvements, together with all prepaid rents, security deposits and other deposits made by the tenants thereunder.

                 2.1.13. "TITLE COMPANY" means Stewart Title Company - Houston Division.

         2.2. INFORMATION REVIEW PERIOD. Within ten (10) day days after the Contract Date, POCI and B Building shall deliver to Newco or alternatively make available for inspection and copying by Newco as set forth in Section 2.7 below the materials (the "Required Information Materials") described on Exhibit "C" attached hereto and made a part hereof for all purposes. Newco shall have twenty (20) days after receipt of the Required Information Materials in which to notify POCI in writing if any Required Information Materials are not acceptable on their face or if additional materials are requested. Newco shall have until December 15, 1993 (the time between the delivery of the Required Information Materials and December 15, 1993, being hereinafter called the "Information Review Period") within which to decide, in Newco's sole discretion, whether POCI, B Building, and the Property are satisfactory to Newco so as to proceed with the Closing.

         Newco and/or WRI shall regularly notify POCI of its progress with respect to negotiations with prospective tenants and shall notify POCI upon the signing of any letters of intent or leases, but neither Newco nor WRI will be obligated to disclose the contents of any such letter of intent or lease other than the identity of the tenant and the square footage covered thereby. Newco and WRI shall also agree to meet regularly with representatives of Duddlesten Realty Advisors to apprise them of the status of negotiations with prospective tenants.

         Newco and WRI acknowledge that they have been advised by POCI that the Improvements contain asbestos. Although POCI has advised WRI that a reputable contractor has offered to remove all asbestos from the Improvements and demolish all interior partitions for a contract price of $425,000, which the contractor has stated by telephone that he would hold firm and available for acceptance through December 31, 1993, POCI does not guarantee the above-mentioned contract price or make any representation or warranty with respect to such matters. Prior to the expiration of the Information Review Period, WRI and Newco shall have the option of determining whether the asbestos can be abated at a price acceptable to WRI and Newco, and upon such other terms and conditions as are acceptable to WRI and Newco. During the Information Review Period, B Building shall deliver or cause to be delivered the tenant estoppel certificates more particularly described in Section 6.2.13., and attached hereto as Exhibit "F".

         If at any time, based upon its study of the Required Information Materials, its physical inspection of the Property, any matter disclosed by the Survey (hereinafter defined) or Title Binder (hereinafter defined) or any other item deemed significant by Newco, Newco decides not to proceed with the Merger under this Agreement, then Newco shall deliver to POCI and B Building on or before December 15, 1993, a notice of termination of this Agreement, whereupon, as of December 15, 1993, this Agreement shall be null and void and Newco, WRI, POCI, B Building, the POCI Shareholders and the B Building Shareholders shall automatically be fully released from all claims against one another with respect to this Agreement.

         In the event Newco elects to terminate this Agreement pursuant to any of the provisions hereof which give Newco such right of termination, Newco and/or WRI shall immediately deliver to POCI all market studies, site plans, surveys, soil and substrata studies, environmental site assessments, architectural drawings, plans and specifications, engineering plans and studies, floor plans, landscape plans, pro forma projections of income, costs, yields, etc., and all other plans, studies and written materials of any kind that relates to the proposed redevelopment or reconstruction of the Property; provided, however, that Newco and WRI shall not be obligated to provide letters of intent or leases relating to prospective tenants of the Property.

         2.3. PHYSICAL INSPECTION OF THE PROPERTY. Newco shall have the right at its own cost, risk, and liability (for itself, its engineers and other representatives) to enter onto the Property to make a physical inspection thereof, to examine the structure of the Improvements, to conduct soils test, to remove ceiling tiles, to strip back carpet, to drill holes in interior walls and columns of the Improvements, and to make such other examination as Newco shall deem appropriate; provided, however, that if the Merger is not consummated for any reason other than default of POCI or B Building, Newco will repair all damage to the Improvements caused by Newco and its engineers and other representatives. POCI and B Building (and their respective contractors, engineers, and other representatives) will reasonably cooperate with Newco in connection with such inspection, and will respond in writing to such reasonable questions as Newco (or its engineers or other representatives) may ask in connection with construction matters. Without limiting the generality of the foregoing, Newco shall have the right to communicate with the tenants under the Tenant Leases. Newco's physical inspection of the Property, communications with tenants under Tenant Leases, inspection of Required Information Materials and/or inspection of POCI's or B Building's books and records shall not, however, constitute a waiver or relinquishment on the part of Newco of its right to rely upon the covenants, representations and warranties made by POCI, the POCI shareholders, B Building, and the B Building shareholders in this Agreement. Newco agrees to indemnify and save and hold POCI and B Building harmless for any damage, liability, cost, or expense resulting from the actions of Newco or its contractors pursuant to the authorization granted by this Section 2.3; provided that in the event that any claim is asserted against POCI and/or B Building, POCI and/or B Building, as applicable, will give Newco prompt written notice (including all particulars known to POCI and B Building) and a copy of all correspondence or other papers relating to such claim which are in the possession of POCI and B Building and thereupon Newco will assume the defense of POCI and

B Building in connection with such claims and have responsibility for and authority over such defense. The indemnity provisions of this Section 2.3 shall survive any termination of this Agreement.

         2.4. SURVEY. POCI and B Building, at their expense shall furnish to Newco, within thirty (30) days after the Contract Date, a Category 1A, Condition II survey of the Property (the "Survey") to be made by R.H. McClendon Co. showing the following: adjacent roads; building lines; a metes and bounds description showing the beginning point, the distance and bearing of the beginning point from a readily ascertainable point (such as a street intersection) and the course, bearing and measured distances of all boundary lines; monuments or stakes found and set; any building set-back lines; the location, dimensions, square feet, number of stories and street address of all buildings and the distance from each side of each building to the nearest property line; physical evidence of each building, fence or hedge near any property line; physical evidence of and location of each visible and/or recorded easement, power line, pipeline, manhole or drain outlet; the location of entry and exit of all utilities to and from the Land and Improvements; any encroachment or overlapping of improvements; and the location and recording references of all easements and other locateable encumbrances or restrictions affecting the Property which are established by any recorded instrument. If any easements are not susceptible of location, the Survey shall so indicate. Such Survey shall be dated, shall contain a certificate in the form attached hereto as Exhibit "E" or in some other form satisfactory to the Title Company and to Newco and shall be signed and sealed by the aforesaid surveyor or engineer.

         2.5. TITLE BINDER. POCI, at POCI's expense, shall furnish to Newco within ten (10) days after the Contract Date a title commitment (the "Title Binder") issued by the Title Company showing title to the Property and committing to issue the Owner's Title Policy to Newco pursuant to Section 3.2.1 of this Agreement, such Title Binder to specify all exceptions to title, including, without limitation, easements, liens, encumbrances, restrictions, conditions or covenants affecting the Property.

         2.6. OBJECTIONS AND CURE. In the event that any exceptions appear on the Title Binder other than the standard printed exceptions (which shall be modified as provided in Section 3.2.1 of this Agreement), or if any matters are disclosed by the Survey that are not acceptable to Newco, Newco shall, within twenty (20) days after receipt of the Title Binder, the Survey and copies of all documents referred to therein or thereon, notify POCI thereof in writing. POCI agrees to use POCI's best efforts to cure all objections thus raised by Newco; provided, however, that POCI shall not be obligated to institute any litigation, action or other proceeding against any third party, or pay more than $10,000 in the aggregate to cure such objections (other than objections relating to liens or other defects voluntarily created by POCI or B Building, including those created from and after the Contract Date, but specifically excluding any that secure all or a portion of the Transferred POCI Liabilities or the Transferred B Building Liabilities, which liens voluntarily created by POCI or B Building, other than those securing the Transferred POCI Liabilities or the Transferred B Building Liabilities, shall be released at or before Closing). In the event that POCI and/or B Building are unable or unwilling to cure Newco's objections within twenty (20) days after receipt of such notice, POCI shall notify Newco thereof in writing, and thereafter Newco may either (i) extend the time during which POCI may cure such objections, but in no event will the Closing Date be extended beyond January 31, 1994, by result of such extension; (ii) terminate this Agreement by written notice to POCI and B Building; (iii) accept title in such condition as POCI can deliver, but without a reduction in the consideration to be paid in accordance with this Agreement; or (iv) exercise any other remedy provided herein. All remedies not expressly provided for herein are hereby waived, provided that POCI uses its best efforts to cure any title objections, with the limitations described above. In the event of such termination, Newco, POCI, and B Building shall automatically be fully released from all claims against one another with respect to this Agreement. Any exceptions or title deficiencies or other matters that appear in the Title Binder or on the Survey and are accepted by Newco pursuant to the terms of this
Section 2.6 including specifically, but without limitation, liens securing the Transferred POCI Liabilities and liens securing the Transferred B Building Liabilities, shall be included within the term Permitted Encumbrances.

         2.7. BOOKS AND RECORDS. Commencing on the Contract Date and continuing until the Closing Date, POCI and B Building shall make available, at POCI's offices, for inspection and copying by Newco or its designated representatives, all books, records, files, documents, tax returns (for 1987 and all subsequent years), accountant's work papers, audited financial statements, unaudited financial statements, articles of incorporation and amendments thereof, by-laws, minute books, stock books, and all other materials relating to POCI, B Building, and the Property. The officers, employees, and accountants of POCI and B Building will reasonably cooperate with Newco in connection with Newco's inspection and examination of all such materials and will respond in writing to such reasonable questions as Newco or its accountants or other representatives may ask in connection with the review and examination of such materials.

                                 III.  CLOSING

         3.1. THE CLOSING PLACE AND TIME. The Closing ("Closing") of the Merger provided for in this Agreement shall take place at the offices of Dow, Cogburn & Friedman, P.C., Nine Greenway Plaza, Suite 2300, Houston, Texas
77046 (or such other place as may be agreed upon in writing by Newco, POCI, and B Building) at 10:00 A.M. on the Closing Date, provided, however, that Newco has the right to establish an earlier Closing Date upon giving POCI and B Building five (5) business days prior written notice of such earlier Closing Date.

         3.2.    DELIVERIES AT CLOSING.

                 3.2.1. BY POCI AND B BUILDING. At the Closing, POCI and B Building shall at their expense deliver to Newco the following:

                           (i) An updated rent roll in the form attached hereto as Exhibit "D", including a statement, itemized in reasonable detail, of the expenses and capitalized expenditures for the Property for the last three (3) years completed before the Closing Date, certified by the accountants or property manager of POCI and B Building as of the Closing Date;

                          (ii) An Owner's Title Policy, in an amount equal to the sum of the Agreed Value of POCI Stock and the Agreed Value of B Building Stock, covering the Property and containing no exceptions to title other than the Permitted Encumbrances and other exceptions approved in writing by Newco, and including the following modifications to the standard typed or printed exceptions in the Title Binder: (a) the exception for discrepancies, conflicts or shortages in area or boundary lines, or encroachments or protrusions or any overlapping of improvements shall be deleted except for the phrase "shortages in area" (such deletion to be made at the expense of WRI and Newco); (b) the exception for ad valorem taxes shall be deleted except only as to taxes, standby fees and special assessments for the year 1993, and shall indicate that such taxes are not yet due and payable, and may also except as to taxes and assessments for prior years due to a change in land usage or ownership; (c) the exception for rights of parties in possession shall except only to the rights of tenants in possession under leases identified on a schedule attached to the Policy, which shall be the Tenant Leases then in effect; and (d) the exception as to restrictive covenants shall be deleted.

                         (iii) Updates of the UCC searches provided as part of the Required Information Materials;

                          (iv) All warranties and guaranties relating to the Property;

                           (v) Originals of all Tenant Leases, and all other licenses, permits and governmental certificates and approvals relating to the Property and in the possession of POCI or B Building;

                          (vi)  Keys to all locks on the Property;

                         (vii) Letters addressed to each tenant under the Tenant Leases informing such tenant of the address for payment of future rental payments;

                        (viii) Letters addressed to each utility company providing utilities to the Property advising such company of the change of address of the owner of the Property;

                          (ix) Such evidence as may be reasonably required by Newco or the Title Company evidencing the status and capacity of POCI and B Building and the authority of the person or persons who are executing the various closing documents on behalf of POCI and B Building in connection with this Agreement;

                           (x) The original stock certificates of all POCI Shares issued and outstanding on the Closing Date duly endorsed by each registered holder thereof to Newco or, in lieu thereof, sworn "lost share certificate" affidavits and indemnity agreements executed by the owners of all POCI Shares not included in the original stock certificates provided;

                          (xi) The POCI Articles of Incorporation, by-laws, minute book containing minutes of all recorded meetings of POCI stockholders and POCI directors, the POCI stock book, and all other POCI books, records, files, and documents;

                         (xii) The original stock certificates of all B Building Shares issued and outstanding on the Closing Date duly endorsed by each registered holder thereof to Newco or, in lieu thereof, sworn "lost share certificate" affidavits and indemnity agreements executed by the owners of B Building Shares not included in the original stock certificates provided;

                        (xiii) The B Building Articles of Incorporation, by-laws, minute book containing minutes of all recorded meetings of B Building stockholders and B Building directors, the B Building stock book, and all other B Building books, records, files, and documents;

                         (xiv) Counterpart originals of the Price Increase Guaranty executed as provided below in Section 3.2.2(iii);

                          (xv) If the Prudential Insurance Company Note is still outstanding, an estoppel certificate from Prudential Insurance Company of America dated not more than ten (10) days prior to Closing substantially in the form attached hereto as Exhibit "G";

                         (xvi) Certified copies of resolutions of the Board of Directors of POCI approving the merger of POCI into Newco and certified copies of the resolutions of POCI Shareholders, approving the merger of POCI into Newco;

                        (xvii) Certified copies of resolutions of the Board of Directors of B Building approving the merger of B Building into Newco and certified copies of the resolutions of B Building Shareholders, approving the merger of B Building into Newco;

                       (xviii)  Such documentation or other items as Newco may
                 reasonably require in order for B Building and POCI to convey to Newco all water and sewer capacity and other utility capacity, if any, allocated to the Property and to cause the records of the City of Houston and Harris County to reflect Newco's ownership thereof; and

                         (xix) Confirmations from each tenant under the Tenant Leases of the absence of any change in the tenant estoppel certificates previously delivered by such tenant pursuant to Sections 2.2 and 6.2.13.

                 3.2.2. BY NEWCO. At the Closing, WRI and Newco shall deliver, or cause to be delivered at its expense:

                        (i) To each POCI shareholder the Agreed POCI Consideration, the cash portion of which, if any, may be in the form of cash or a cashier's check payable to the Title Company or a wire transfer to the Title Company's bank account or a Title Company check, and the remainder of which shall be in the form of WRI Share certificates;

                       (ii)  To each B Building shareholder the Agreed B

                 Building Consideration, the cash portion of which, if any, may be in the form of cash or a cashier's check payable to the Title Company or a wire transfer to the Title Company's bank account or a Title Company check, and the remainder of which shall be in the form of WRI Share certificates;

                      (iii) To each POCI shareholder and each B Building shareholder, a counterpart original of the Price Increase Guaranty executed by WRI in the form attached hereto as Exhibit "H"; one counterpart original of which shall be signed by each POCI shareholder and each B Building shareholder and delivered to WRI; and

                       (iv) Certified copies of resolutions of the Board of Directors of Newco approving the merger of Newco with POCI and B Building and certified copies of the resolutions of the consent of the shareholder of Newco, approving such merger.

                 3.2.3. MISCELLANEOUS. POCI, B Building, and Newco and all other parties hereto also agree to deliver, or cause to be delivered, at Closing, all other items required to be delivered by such parties under other terms of this Agreement, but not required to be delivered prior to the Closing Date.

         3.3. SPECIAL PRICE CONTINGENCY. In the event that the closing price of WRI Shares on the New York Stock Exchange on the day immediately preceding the Closing Date (the "Closing Date Share Price") is less than $38 per share (subject to adjustment as provided in Section 10.8 of this Agreement), POCI and B Building may, at their option, elect to cancel and terminate this Agreement by notice from POCI and B Building; provided, however Newco shall have the right, in its discretion, to override such termination and thereby keep this Agreement in effect by causing WRI to pay and/or deliver at the Closing that number of WRI Shares which is equal to the Agreed POCI Consideration plus the Agreed B Building Consideration, but calculated on the basis of such WRI Shares being deemed to have a value per share equal to the Closing Date Share Price in lieu of and in substitution for the value of each WRI Share as determined in Sections 1.3.1 and 1.5.1. If, pursuant to this
Section 3.3, POCI and B Building elect to terminate and cancel this Agreement and Newco does not override such election in accordance with this Section 3.3, then in such event, this Agreement shall terminate, whereupon WRI, Newco, POCI, B Building, the POCI Shareholders and the B Building Shareholders shall automatically be fully released from all claims against one another with respect to this Agreement.

                      IV.  REPRESENTATIONS AND WARRANTIES

         4.1. REPRESENTATIONS AND WARRANTIES OF POCI. POCI hereby represents and warrants to Newco and WRI the following:

                 4.1.1. FINANCIAL STATEMENTS. POCI has heretofore delivered to Newco a copy of the balance sheet of POCI as of March 31, 1992 (hereinafter called "POCI Balance Sheet") and the statement of profit and loss of POCI for the twelve (12)-month period ending March 31, 1993 (hereinafter called the "POCI Profit and Loss Statement"). The POCI Financial Statements (as hereinafter defined), together with the notes thereto, are consistent with the books of account and records of POCI; are, in all material respects, true, correct and complete statements of its financial condition and were prepared in accordance with generally accepted accounting principles applied on a basis consistent with its financial statements of prior periods; and contain and reflect all necessary and material adjustments so as to present a fair and accurate statement of the financial condition for the period covered by the POCI Financial Statements. The POCI Balance Sheet and the POCI Profit and Loss Statement are sometimes hereinafter individually and collectively referred to as the "POCI Financial Statements." Except as set forth in the POCI Balance Sheet or in the Schedules provided for in Section 4.1.2 hereof, POCI is not obligated for, nor are any of its assets or properties (including, without limitation, the Property or any part thereof or interest therein) subject to, any liabilities (absolute or contingent), whether or not such liabilities are normally shown or reflected on a balance sheet prepared in a manner consistent with generally accepted accounting principles. POCI is not in default in respect to any term or condition of any indebtedness or liability. There are no facts in existence on the date hereof and known to any of the officers, directors, or shareholders of POCI which might reasonably serve as the basis for any liability or obligation of POCI not disclosed in this Agreement or in the Schedules delivered by POCI to Newco pursuant to this Agreement.

                 4.1.2. CERTAIN POCI SCHEDULES. POCI has furnished to Newco prior to the execution of this Agreement or within 7 days after such execution will furnish the following Schedules (each of which Schedules has been or will be signed for identification by POCI and a copy of which has been or will be signed and receipted for by Newco), which Schedules provide the following information with respect to POCI as of the Contract Date:

                                (i)  Schedule of Contracts and Commitments
                 listing all contracts and commitments in effect as of the Contract Date including, without limitation, the Ground Lease; and all contracts or commitments, whether in the ordinary course of business or not, which involve future payments, performance of services or delivery of goods and/or materials, to or by POCI;

                               (ii) Schedule of Insurance listing all policies and contracts of insurance, which have been in effect for any portion of the four-year period preceding the Contract Date showing policy limitations, expiration dates, type of coverage and name of insurer with copies of such policies;

                              (iii)  Schedule of Indebtedness listing all
                 indebtedness owed, or to which any properties or assets (including, without limitation, the Property or any part thereof or interest therein) are subject, including a description of all terms thereof and all assets pledged or otherwise subject thereto;

                               (iv) Schedule of Personalty listing all major items of equipment and machinery owned by POCI affixed to or used in the operation of the Large Tract or the Improvements thereon;

                                (v)  Schedule of Guarantees, Suretyship and
                 Contingent Liabilities listing and briefly describing all guarantees, matters of suretyship and contingent liabilities of POCI; and

                               (vi) Schedule of Changes showing changes in the financial condition of POCI since the date of the POCI Financial Statements. It is understood that certain of POCI's accumulated loss carry forward as shown on its Financial Statements will be used by POCI prior to closing in connection with the transfer of the Post Oak Bank Property out of POCI and will be unavailable to Newco or WRI.

All such Schedules are true, complete and accurate in all material respects and contain all information reasonably necessary for an understanding of the materials therein contained. Neither the requirement in this Section 4.1.2 for delivery by POCI of the Schedules described herein nor the receipt of such Schedules by Newco shall alter or affect the obligation of POCI to pay-off and discharge, prior to the Closing Date, all POCI liabilities and obligations other than the Transferred POCI Liabilities plus certain 1993 ad valorem real estate taxes as more particularly described in Section 5.1.12.

                 4.1.3. CORPORATE STATUS. POCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power to carry on its business as it is now being conducted. POCI is not qualified to do business as a foreign corporation in any other jurisdiction, and the nature of the business conducted by it and the character of the properties owned by it do not make qualification necessary in any other jurisdiction. The copies of Articles of Incorporation of POCI and all amendments thereto effected prior to the Contract Date (certified by the Secretary of State of Texas not more than thirty (30) days prior to the Contract Date) and of POCI's By-Laws (certified by the Secretary of POCI to be as amended to such Contract Date) have been delivered to Newco and are complete and correct as of the Contract Date, and POCI has delivered to Newco a Certificate of Good Standing of POCI issued by the State Comptroller of the State of Texas and a Certificate of Existence of POCI issued by the Secretary of State of the State of Texas.

                 4.1.4. CAPITALIZATION. The authorized capital stock of POCI consists of Nine Hundred Sixty (960) shares of common stock, $100.00 par value, of which, on the Contract Date, Nine Hundred Sixty (960) shares are issued and outstanding and have been validly issued to, and are owned of record and beneficially by, the POCI Shareholders, all of which Nine Hundred Sixty (960) shares are fully paid and non-assessable, and, as of the Closing Date, will be free and clear of any liens, encumbrances, options, charges and assessments, and no shares are held in the treasury of POCI. No preferred stock of POCI is authorized or outstanding. There are not any options, warrants or other rights outstanding for the purchase of, nor any securities convertible into, stock of POCI, whether issued, non-issued or held in the treasury, and all the aforesaid conditions will continue to exist through the Closing Date, except for additional shares which may be issued prior to the Closing to current POCI Shareholders in exchange for the cancellation of indebtedness owing from POCI to such POCI Shareholders of which issuance POCI shall have given WRI notice prior to December 15, 1993, as provided in Section 1.3 of this Agreement. POCI has no subsidiaries and has no direct or indirect ownership interest, whether by way of stock ownership or otherwise, in any other corporation, firm, association or other business enterprise.

                 4.1.5. AUTHORITY RELATIVE TO THIS AGREEMENT. POCI has all requisite power and authority to perform its obligations as herein provided, and neither the execution or delivery of this Agreement by POCI nor performance by it hereunder will result in a violation or breach of any terms or provision or constitute a default or accelerate the performance required under any indenture, mortgage, deed of trust or other contract or agreement to which POCI is a party or by which POCI is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body binding on POCI.

                 4.1.6. ABSENCE OF CERTAIN CHANGES. Except as is set forth in the Schedules delivered by POCI to Newco pursuant to this Agreement (copies of which Schedules have been signed and receipted for by Newco), POCI has not issued or agreed to issue any stock, bonds or other corporate securities or debt instruments; granted or agreed to grant any options, warrants or other rights calling for the issue thereof; borrowed or agreed to borrow any funds; incurred, or become subject to, any obligation or liability (absolute or contingent) or guaranty except obligations listed in the Schedule of Contracts and Commitments; declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its stock; hired any employees or incurred any liability for compensation payable or to become payable by it to any officer, employee or agent; made or permitted any amendment or any contract, agreement or license to which it is a party; made any commitment or incurred any liability to any labor organization; made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any officer or employee; directly or indirectly paid or made a commitment to pay any severance or termination pay to any officer or employee; or made capital expenditures, or entered into commitments therefor. POCI has no knowledge of any change contemplated in any law, ordinance, regulation or order, or in any suits, actions, claims, investigations or proceedings, and no knowledge of any action by a third party or any other fact or condition which would adversely affect the use of the Property as a shopping center.

                 4.1.7. TITLE TO ASSETS. POCI has good and marketable title to the POCI Required Assets, and as of the Closing Date the POCI Required Assets shall be free from all security interests, mortgages, liens, claims, and encumbrances, except the Permitted Encumbrances and the Transferred POCI Liabilities, and 1993 and 1994 ad valorem taxes. POCI has advised Newco that the Improvements (previously occupied by a Sakowitz store) contain asbestos containing materials. The POCI Required Assets have not been used for the storage of any hazardous substance, hazardous waste or petroleum products or underground storage tanks.

                 4.1.8. NO DEFAULT OR WAIVER OF RIGHT OF POCI. There has been no default in any respect in any obligation to be performed by POCI under any Contract or Commitment listed in the Schedule thereof heretofore furnished, nor has POCI waived any right under any such Contract or Commitment.

                 4.1.9. TAX RETURNS AND AUDITS. POCI has filed all Federal, State, County and local income, withholding, F.I.C.A., excise, property, franchise and other tax returns which are required to be filed by it, and such returns are true, correct and complete. POCI has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by it. POCI's fiscal year for Federal income tax purposes runs from April 1 to March 31, and for the year ended March 31, 1993, POCI does not have in effect an election to be taxed under Subchapter S of the Internal Revenue Code of 1986. The Federal income tax returns of POCI for any year prior to the year ended March 31, 1993, are not, to the knowledge of POCI, undergoing any examination or audit or other inquiry. No additional taxes, penalties or interest for such years has been assessed or asserted (or alternatively, all claims therefor have been settled and fully paid).

                 4.1.10. LITIGATION. There are no suits, actions, claims or, to the knowledge of POCI, investigations, by any governmental body, or legal, administrative or arbitration proceedings pending or, to the knowledge of POCI, threatened, against or affecting POCI or any of its properties, assets or business, or to which POCI is or might become a party, and POCI knows of no basis or grounds for any such suit, action, claim, investigation or proceeding. There is no outstanding order, writ, injunction or decree of any court or governmental agency or other body against or affecting POCI or its properties or business. POCI has no knowledge of any state of facts or the occurrence of any event forming the basis for any lawsuit or governmental claim or proceeding against POCI or any requirement that POCI obtain any permit, license or other authorization to use or operate any of its properties, assets or business.

                 4.1.11. LABOR MATTERS; LEGAL COMPLIANCE. POCI has not entered into any contract or agreement with a labor union or any local or subdivision thereof, nor does POCI have knowledge of any union organizing activity among any of its employees (contemplated or in progress or completed), nor has POCI been charged with any unfair labor practice. POCI is in compliance in all material respect with all applicable Federal and state laws governing the use and operation of the Required POCI Assets, employment and employee safety, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor practices. There are no labor strikes, no union representation questions and no arbitration proceedings regarding labor agreements pending or threatened against POCI.

                 4.1.12. INSURANCE COVERAGE. POCI maintains policies of fire, comprehensive general liability and product liability and other forms of insurance covering its properties and assets, in amounts and against such losses and risks as are reflected on the aforesaid Schedule of Insurance, and valid policies for such insurance will be outstanding and duly in force at least up to the time of the Closing.

                 4.1.13. REQUIRED INFORMATION MATERIALS AND BOOKS AND RECORDS. The Required Information Materials are correct and complete in all material respects. The books and records of POCI, including, without limitation, its Minute Book and Capital Stock records, are in all material respects complete and correct and have been maintained in accordance with good business practice.

                 4.1.14. ABSENCE OF EMPLOYEE BENEFIT PLANS. There are not presently any (and as of the Closing Date there shall not be any) officer or employee bonus, incentive compensation, profit-sharing, pension, stock ownership, medical expense reimbursement plan, group insurance or employee welfare or benefit plan of any nature whatsoever; and to the extent, if any, that there has heretofore been any such plan in effect, such plan has been terminated, required notice has been given to the Pension Benefit Guaranty Corporation and received from such Corporation and all liabilities, if any, of POCI with respect thereto have been fully and finally discharged and released in writing.

                 4.1.15. SUPPLEMENTARY FINANCIAL DATA. On the Closing Date, POCI will submit to Newco supplementary financial data relating to any transaction or occurrence which might give rise to any liabilities not described in Financial Statements or Schedules previously delivered to Newco by POCI including the transfer of the Post Oak Bank Property which will reduce POCI's accumulated loss carry forward, and such supplementary financial data shall, in all material respects, be true, correct and complete.

                 4.1.16. GROUND LEASE. The Ground Lease is valid and subsisting and in full force and effect in accordance with its terms and constitutes the legal, valid, binding, and enforceable obligation of B Building, as lessee, thereunder. Neither POCI nor B Building is in default thereunder. POCI has not assigned, transferred, or hypothecated any of the rights of the lessor under the Ground Lease.

                 4.1.17. CONTRACTS FOR CONSTRUCTION, BROKERAGE, ETC. Without limiting any other representation or warranty made by POCI in this Agreement, POCI expressly represents and warrants that except for the consulting agreement and brokerage agreement with Duddlesten Realty Advisors, Inc., referred to in
Section 7.6, there is no construction contract or brokerage agreement or any other agreement binding on POCI or the POCI Required Assets pursuant to which a commission or any other form of compensation is payable in respect of the Ground Lease or merger contemplated by this Agreement. POCI agrees to indemnify and hold harmless Newco and WRI from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages resulting from, relating to, or arising in connection with any agreement, arrangement or understanding alleged to have been made by POCI or on its behalf with any broker, finder, or agent in connection with this Agreement of Merger or the transactions contemplated hereby.

                 4.1.18. NO BUSINESS; NO EMPLOYEES. POCI has no employees at the present time and will have no employees on the Closing Date. For a period of at least sixty (60) months prior to the Contract Date, POCI has not engaged in any business operations of any kind or nature whatsoever, save and except only management and ownership of the POCI Required Assets and the Post Oak Bank Property (as hereinafter defined), collection of rent under the Ground Lease, performance of the obligations of the lessor under the Ground Lease and enforcement of the obligations of the lessee under the Ground Lease.

         4.2. REPRESENTATIONS AND WARRANTIES OF POCI SHAREHOLDERS. Each POCI Shareholder hereby severally, for himself, herself, or itself only, represents and warrants to Newco and WRI the following:

                 4.2.1. TITLE TO POCI SHARES. Such POCI Shareholder is the owner, beneficially and of record, of the POCI Shares identified on Schedule
4.2.1 attached hereto, and as of the Closing Date all such POCI Shares shall be free and clear of all liens, encumbrances, security agreements, and pledges.

                 4.2.2. AUTHORITY AND EXECUTION OF AGREEMENT. Such POCI Shareholder has all requisite power and authority to enter into this Agreement and to sell, transfer, assign and deliver all of the POCI Shares held by such POCI Shareholder as provided in this agreement, and such delivery will convey to Newco the marketable title to such POCI Shares. This Agreement has been duly executed and delivered by such POCI Shareholder and constitutes the legal, valid and binding obligation of such POCI Shareholder enforceable against such shareholder in accordance with its terms. Such POCI Shareholder has the full power to transfer the POCI Shares held by such shareholder to Newco without obtaining the consent or approval of any other person or governmental authority.

                 4.2.3. NO DEFAULT. Neither the execution or delivery of this Agreement by such POCI Shareholder nor performance of the obligations of such shareholder under this Agreement will result in a violation or breach of any terms or provisions of or constitute a default or accelerate the performance required under, any agreement to which such shareholder is a party or by which such shareholder is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body binding on such shareholder.

                 4.2.4. LITIGATION. To the knowledge of such POCI Shareholder, there are no suits, actions, claims or investigations by any governmental body, or legal, administrative or arbitration proceedings pending or threatened against or affecting POCI. Such POCI Shareholders knows of no basis or grounds for any such suit, action, claim, investigation or proceeding.

                 4.2.5. LIABILITIES. On the Closing Date, POCI will not have any liabilities, whether or not such liabilities are then due and payable, liquidated or unliquidated, or fixed or contingent, except for the Transferred POCI Liabilities, and ad valorem taxes for 1993.

                 4.2.6. POCI REPRESENTATIONS. To the best of the knowledge and belief of such POCI Shareholder, the representations and warranties of POCI which are contained in Sections 4.1.1 through Section 4.1.19, inclusive, of this Agreement are true and correct in all material respects.

                 4.2.7. INFORMATION SUPPLIED. None of the information supplied or to be supplied by such POCI Shareholder expressly for inclusion or incorporation by reference in (i) the Shelf Registration (as defined in Section 11.2.2) will, at the time the Shelf Registration is filed with the SEC (as defined in Section 11.2.1) and at the time it becomes effective under the Securities Act of 1933 (the "1933 Act"), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy materials to be provided to the POCI Shareholders in order to approve the Merger will, at the date mailed to POCI Shareholders and at the time of the meeting referred to therein, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Other than with respect to the Estate of Alexander Hart Sackton, Deceased, such POCI Shareholder is a resident of the State of Texas.

                 4.2.8. ACQUISITION OF WRI SHARES. The WRI Shares to be received by the POCI Shareholders as the Agreed POCI Consideration in the Merger are being acquired for investment and not with a view to the distribution or resale thereof except in compliance with the 1933 Act. Each POCI Shareholder represents and warrants that such POCI Shareholder is, and will take no action from and after the date hereof that would cause such POCI Shareholder on the Closing Date not to be, an "accredited investor" within the meaning of Rule 501 under the 1933 Act, is, and will on the Closing Date be, able to fend for itself in the transactions contemplated hereby, is, and will on the Closing Date be, knowledgeable and experienced in business and financial matters and capable of evaluating the merits and risks of the investment in the WRI Shares, is, and will on the Closing Date be, able to bear the economic risk of loss of its investment in WRI, and, as of the date of this Agreement, has had the opportunity to request such information as is necessary to verify the accuracy of the information supplied to it in connection with the transactions contemplated hereby, has received all information requested and has had all questions answered by WRI.

         4.3. REPRESENTATIONS AND WARRANTIES OF B BUILDING. B Building hereby represents and warrants to Newco and WRI the following:

                 4.3.1. FINANCIAL STATEMENTS. B Building has heretofore delivered to Newco a copy of the balance sheet of B Building as of December 31, 1992 (hereinafter called "B Building Balance Sheet") and the statement of profit and loss of B Building for the twelve (12)-month period ending December 31, 1992 (hereinafter called the "B Building Profit and Loss Statement"). The B Building Balance Sheet and the B Building Profit and Loss Statement are sometimes hereinafter individually and collectively referred to as the "B Building Financial Statements." The B Building Financial Statements, together with the notes thereto, are consistent with the books of account and records of B Building; are, in all material respects, true, correct and complete statements of its financial condition and the results of its operations as at and for the period therein specified and were prepared in accordance with generally accepted accounting principles applied on a basis consistent with its financial statements of prior periods; and contain and reflect all necessary and material adjustments so as to present a fair and accurate statement of the results of operations and financial condition for the period covered by the B Building Financial Statements. All of the provisions of the immediately proceeding sentence shall also be applicable to the operating statements to be provided as part of the Required Information Materials. Except as set forth in the B Building Balance Sheet or in the Schedules provided for in Section 4.3.2 hereof, B Building is not obligated for, nor are any of its assets or properties (including, without limitation, the Property or any part thereof or interest therein) subject to, any liabilities (absolute or contingent), whether or not such liabilities are normally shown or reflected on a balance sheet prepared in a manner consistent with generally accepted accounting principles. B Building is not in default in respect to any terms or conditions of any indebtedness or liability. There are no facts in existence on the date hereof and known to any of the officers, directors, or shareholders of B Building which might reasonably serve as the basis for any liability or obligation of B Building not disclosed in this Agreement or in the Schedules delivered by B Building to Newco pursuant to this Agreement.

                 4.3.2. CERTAIN B BUILDING SCHEDULES. B Building has furnished to Newco prior to the execution of this Agreement or within 7 days after such execution the following Schedules (each of which Schedules has been or will be signed for identification by B Building and a copy of which has been or will be signed and receipted for by Newco), which Schedules provide the following information with respect to B Building as of the Contract Date:

                                (i)  Schedule of Contracts and Commitments
                 listing all contracts and commitments in effect as of the Contract Date including, without limitation, the Ground Lease and the Tenant Leases; and all contracts or commitments, whether in the ordinary course of business or not, which involve future payments, performance of services or delivery of goods and/or materials, to or by B Building;

                               (ii) Schedule of Insurance listing all policies and contracts of insurance, which have been in effect for the four-year period preceding the Closing Date, showing policy limitations, expiration dates, type of coverage and name of insurer with copies of such policies;

                              (iii)  Schedule of Indebtedness listing all
                 indebtedness owed, or to which any properties or assets (including, without limitation, the Property or any part thereof or interest therein) are subject, including a description of all terms thereof and all assets pledged or otherwise subject thereto;

                               (iv) Schedule of Personalty listing all major items of equipment and machinery owned by B Building affixed to or used in the operation of the Improvements on the B Building Tract;
                                (v)  Schedule of Guarantees, Suretyship and
                 Contingent Liabilities listing and briefly describing all guarantees, matters of suretyship and contingent liabilities of B Building; and

                               (vi) Schedule of Changes showing changes in the financial condition of B Building since the date of the B Building Financial Statement.

All such Schedules are complete and accurate in all material respects and contain all information reasonably necessary for an understanding of the materials therein contained. Neither the requirement in this Section 4.3.2 for delivery by B Building of the Schedules described herein nor the receipt of such Schedules by Newco shall alter or affect the obligation of B Building to pay-off and discharge, prior to the Closing Date, all B Building liabilities and obligations other than the Transferred B Building Liabilities as more particularly described in Section 5.2.13.

                 4.3.3. CORPORATE STATUS. B Building is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has all requisite corporate power to carry on its business as it is now being conducted. B Building is not qualified to do business as a foreign corporation in any other jurisdiction, and the nature of the business conducted by it and the character of the properties owned by it do not make qualification necessary in any other jurisdiction. The copies of Articles of Incorporation of B Building and all amendments thereto effected prior to the Contract Date (certified by the Secretary of State of Texas not more than thirty (30) days prior to the Contract Date) and of B Building's By-Laws (certified by the Secretary of B Building to be as amended to such Contract Date) have been delivered to Newco and are complete and correct as of the Contract Date, and B Building has delivered to Newco a Certificate of Good Standing of B Building issued by the State Comptroller of the State of Texas and a Certificate of Existence of B Building issued by the Secretary of State of the State of Texas. B Building is an S Corporation within the meaning of Section 1361 of the Internal Revenue Code of 1986, as amended, as of the date hereof and will be an S Corporation at the Effective Time. B Building has been an S Corporation since March 15, 1983.

                 4.3.4. CAPITALIZATION. The authorized capital stock of B Building consists of Two Hundred (200) shares of common stock, $100.00 par value, of which, on the Contract Date, Ten (10) shares are issued and outstanding and have been validly issued to, and are owned of record and beneficially by, the B Building Shareholders, all of which Ten (10) shares are fully paid and non-assessable, and, as of the Closing Date, will be free and clear of any liens, encumbrances, options, charges and assessments, and no shares are held in the treasury of B Building. No preferred stock of B Building is authorized or outstanding. There are not any options, warrants or other rights outstanding for the purchase of, nor any securities convertible into, stock of B Building, whether issued, non-issued or held in the treasury. B Building has no subsidiaries and has no direct or indirect ownership interest, whether by way of stock ownership or otherwise, in any other corporation, firm, association or other business enterprise.

                 4.3.5. AUTHORITY RELATIVE TO THIS AGREEMENT. B Building has all requisite power and authority to perform its obligations as herein provided, and neither the execution or delivery of this Agreement by B Building nor performance by it hereunder will result in a violation or breach of any terms or provision or constitute a default or accelerate the performance required under any indenture, mortgage, deed of trust or other contract or agreement to which B Building is a party or by which

B Building is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body binding B Building.

                 4.3.6. ABSENCE OF CERTAIN CHANGES. Except as is set forth in the Schedules delivered by B Building to Newco pursuant to this Agreement (copies of which Schedules have been signed and receipted for by Newco), B Building has not issued or agreed to issue any stock, bonds or other corporate securities or debt instruments; granted or agreed to grant any options, warrants or other rights calling for the issue thereof; borrowed or agreed to borrow any funds; incurred, or become subject to, any obligation or liability (absolute or contingent) or guaranty except obligations listed in the Schedule of Contracts and Commitments; declared or made, or agreed to declare or make, any payment of dividends or distributions of any assets of any kind whatsoever to shareholders or purchased or redeemed, or agreed to purchase or redeem, any of its stock; hired any employees or incurred any liability for compensation payable or to become payable by it to any officer, employee or agent; made or permitted any amendment of any contract, agreement or license to which it is a party; made any commitment or incurred any liability to any labor organization; made any accrual or arrangement for or payment of bonuses or special compensation of any kind to any officer or employee; directly or indirectly paid or made a commitment to pay any severance or termination pay to any officer or employee; or made capital expenditures, or entered into commitments therefor. B Building has no knowledge of any change contemplated in any law, ordinance, regulation or order, or in any suits, actions, claims, investigations or proceedings, and no knowledge of any action by a third party or any other fact or condition which would adversely affect the use of the Property as a shopping center.

                 4.3.7. TITLE TO ASSETS. B Building has good and marketable title to the B Building Required Assets, and as of the Closing Date the B Building Required Assets shall be free from all security interests, mortgages, liens, claims, and encumbrances, except the Permitted Encumbrances and the B Building Transferred Liabilities, and in the same condition such assets were in as of the Contract Date, subject to ordinary wear and tear.

                 4.3.8. NO DEFAULT OR WAIVER OF RIGHT OF B BUILDING. There has been no default in any respect in any obligation to be performed by B Building under any Contract or commitment listed in the Schedule thereof heretofore furnished, nor has B Building waived any right under any such Contract or Commitment.

                 4.3.9. TAX RETURNS AND AUDITS. B Building has filed all Federal, State, County and local income, withholding, F.I.C.A., excise, property, franchise and other tax returns which are required to be filed by it, and such returns are true, correct and complete. B Building has paid all taxes which have become due pursuant to such returns or pursuant to any assessments received by it. B Building is on a calendar year basis for Federal income tax purposes, and for the year ended December 31, 1992, B Building has in effect an election to be taxed under Subchapter S of the Internal Revenue Code of 1986. The Federal income tax returns of B Building for any year prior to the year ended December 31, 1992, are not, to the knowledge of B Building, undergoing any examination or audit or other inquiry. No additional taxes, penalties or interest for such years has been assessed or asserted (or alternatively, all claims therefor have been settled and fully paid).

                 4.3.10. LITIGATION. There are no suits, actions, claims or, to the knowledge of B Building, investigations, by any governmental body, or legal, administrative or arbitration proceedings pending or, to the knowledge of B Building, threatened, against or affecting B Building or any of its properties, assets or business, or to which B Building is or might become a party, and B Building knows of no basis or grounds for any such suit, action, claim, investigation or proceeding. There is no outstanding order, writ, injunction or decree of any court or governmental agency or other body against or affecting B Building or its properties or business. B Building has no knowledge of any state of facts or the occurrence of any event forming the basis for any lawsuit or governmental claim or proceeding against B Building or any requirement that B Building obtain any permit, license or other authorization to use or operate any of its properties, assets or business.

                 4.3.11. LABOR MATTERS; LEGAL COMPLIANCE. B Building has not entered into any contract or agreement with a labor union or any local or subdivision thereof, nor does B Building have knowledge of any union organizing activity among any of its employees (contemplated or in progress or completed), nor has B Building been charged with any unfair labor practice. B Building is in compliance, in all material respects, with all applicable federal and state laws governing use and operation of the Required B Building Assets, employment and employee safety, terms and conditions of employment, wages and hours, and is not engaged in any unfair labor practices. There are no labor strikes, no union representation questions and no arbitration proceedings regarding labor agreements pending or threatened against B Building.

                 4.3.12. INSURANCE COVERAGE. B Building maintains policies of fire, comprehensive general liability, product liability and workers compensation and other forms of insurance covering its properties and assets, in amounts and against such losses and risks as are reflected on the aforesaid Schedule of Insurance, and valid policies for such insurance will be outstanding and duly in force at least up to the time of the Closing.

                 4.3.13. REQUIRED INFORMATION MATERIALS AND BOOKS AND RECORDS. The Required Information Materials are correct and complete in all material respects. The books and records of B Building, including, without limitation, its Minute Book and Capital Stock records, are in all material respects complete and correct and have been maintained in accordance with good business practice.

                 4.3.14. ABSENCE OF EMPLOYEE BENEFIT PLANS. There are not presently any (and as of the Closing Date there shall not be any) officer or employee bonus, incentive compensation, profit-sharing, pension, stock ownership, medical expense reimbursement plan, group insurance or employee welfare or benefit plan of any nature whatsoever; and to the extent, if any, that there has heretofore been any such plan in effect, such plan has been terminated, required notice has been given to the Pension Benefit Guaranty Corporation and received from such Corporation and all liabilities, if any, of B Building with respect thereto have been fully and finally discharged and released in writing.

                 4.3.15. SUPPLEMENTARY FINANCIAL DATA. On the Closing Date, B Building will submit to Newco supplementary financial data relating to any transaction or occurrence which might give rise to any liabilities not described in Financial Statements or Schedules previously delivered to Newco by B Building, and such supplementary financial data shall, in all material respects, be true, correct and complete.

                 4.3.16. GROUND LEASE. The Ground Lease is valid and subsisting and in full force and effect in accordance with its terms and constitutes the legal, valid, binding, and enforceable obligation of B Building, as lessee, thereunder. Neither POCI nor B Building is in default thereunder. B Building has not heretofore assigned, transferred, or hypothecated the leasehold estate created by the Ground Lease or any of the rights of the lessee thereunder.

                 4.3.17. TENANT LEASES. Subject to the lease cancellation notices referred to below, each of the Tenant Leases, if any, affecting the B Building Tract is valid and subsisting and in full force and effect in accordance with its terms and constitutes the legal, valid, binding and enforceable obligation of the tenant thereunder; to the best knowledge of B Building neither B Building nor the tenant is in default thereunder, other than with respect to Pirooz & Dominique, Inc., d/b/a Chardonnay Restaurant, which is in default solely with respect to the payment of rent from June, 1993, to the present; each tenant has accepted the premises covered by its Tenant Lease and is in possession of such premises in accordance with its Tenant Lease; all initial construction and installation work required of B Building (or any predecessor of B Building) has been fully performed, paid for and accepted by such tenant; and no tenant has any pending litigation, offset or counterclaim against B Building. No tenant has given any notice to B Building of an intention to institute litigation with respect to any Tenant Lease or terminating its tenancy. B Building owns no interest, directly or indirectly, in any of the tenants of the Property, nor has B Building loaned money to any tenants for tenant improvements, delinquent rent, working capital or any other matter. Each Tenant Lease is cancelable by B Building upon sale or redevelopment of the Property either upon one (1) year's or six (6) months' notice to the tenant thereunder. B Building has given an effective and appropriate notice of cancellation to each tenant under every Tenant Lease. B Building has not assigned, transferred, or hypothecated any of the rights of the lessor under any Tenant Lease. Notwithstanding the foregoing, pursuant to
Section 5.3.1 hereof, Newco and WRI have consented to allow B Building to extend the termination dates of all Tenant Leases until May 29, 1994, with the effect that each tenant shall be permitted to occupy its respective leased premises until such date, upon the terms and conditions specified in Section 5.3.1.

                 4.3.18. CONTRACTS FOR CONSTRUCTION, BROKERAGE, ETC. Without limiting any other representation or warranty made by B Building in this Agreement, B Building expressly represents and warrants that except for the consulting agreement and brokerage agreement with Duddlesten Realty Advisors, Inc., referred to in Section 7.6, there is no construction contract or brokerage agreement or any other agreement binding on B Building or the Property pursuant to which a commission or any other form of compensation would or could be or is payable in respect of any lease or sale affecting the Property or any part thereof or interest therein or the merger contemplated by this Agreement. B Building agrees to indemnify and hold harmless Newco and WRI from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages resulting from, relating to, or arising in connection with any agreement, arrangement or understanding alleged to have been made by B Building or on its behalf with any broker, finder, or agent in connection with this Agreement of Merger or the transactions contemplated hereby.

                 4.3.19. NO BUSINESS; NO EMPLOYEES. B Building has no employees at the present time and will have no employees or agents on the Closing Date. For a period of at least twelve (12) months prior to the Contract Date, B Building has not engaged in any business operations of any kind or nature whatsoever, save and except only ownership of the leasehold estate under the Ground Lease, performance of its obligations thereunder and collection of rent under the Tenant Leases and the performance of its obligations thereunder.

         4.4. REPRESENTATIONS AND WARRANTIES OF B BUILDING SHAREHOLDERS. Each B Building Shareholder hereby severally, for himself or herself only, represents and warrants to Newco and WRI the following:

                 4.4.1. TITLE TO B BUILDING SHARES. Such B Building Shareholder is the owner, beneficially and of record, of the B Building Shares identified on Schedule 4.4.1 attached hereto, and as of the Closing Date all such B Building Shares shall free and clear of all liens, encumbrances, security agreements, and pledges.

                 4.4.2. AUTHORITY AND EXECUTION OF AGREEMENT. Such B Building Shareholder has all requisite power and authority to enter into this Agreement and to sell, transfer, assign and deliver all of the B Building Shares held by such B Building Shareholder as provided in this agreement, and such delivery will convey to Newco the marketable title to such B Building Shares. This Agreement has been duly executed and delivered by such B Building Shareholder and constitutes the legal, valid and binding obligation of such shareholder enforceable against such shareholder in accordance with its terms. Such B Building Shareholder has the full power to transfer the B Building Shares held by such shareholder to Newco without obtaining the consent or approval of any other person or governmental authority.

                 4.4.3. NO DEFAULT. Neither the execution or delivery of this Agreement by such B Building Shareholder nor performance in the obligations of such shareholder under this Agreement will result in a violation or breach of any terms or provisions of or constitute a default or accelerate the performance required under, any agreement to which such shareholder is a party or by which such shareholder is bound, or violate any order, writ, injunction or decree of any court, administrative agency or governmental body binding on such shareholder.

                 4.4.4. LITIGATION. To the knowledge of such B Building Shareholder, there are no suits, actions, claims or investigations by any governmental body, or legal, administrative or arbitration proceedings pending or threatened against or affecting B Building. Such B Building Shareholders knows of no basis or grounds for any such suit, action, claim, investigation or proceeding.

                 4.4.5. LIABILITIES. On the Closing Date, B Building will not have any liabilities, whether or not such liabilities are then due and payable, liquidated or unliquidated, or fixed or contingent, except for the Transferred B Building Liabilities.

                 4.4.6. B BUILDING REPRESENTATIONS. To the best of the knowledge and belief of such B Building Shareholder, the representations and warranties of B Building which are contained in Sections 4.3.1 through Section 4.3.19, inclusive, of this Agreement are true and correct in all material respects.

                 4.4.7. INFORMATION SUPPLIED. None of the information supplied or to be supplied by such B Building Shareholder expressly for inclusion or incorporation by reference in (i) the Shelf Registration (as defined in Section 11.2.2) will, at the time the Shelf Registration is filed with the SEC (as defined in Section 11.2.1) and at the time it becomes effective under the 1933 Act, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) the proxy materials to be provided to the B Building Shareholders in order to approve the Merger will, at the date mailed to B Building Shareholders and at the time of the meeting referred to therein, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. Other than with respect to the Estate of Alexander Hart Sackton, Deceased, such B Building Shareholder is a resident of the State of Texas.

                 4.4.8. ACQUISITION OF WRI SHARES. The WRI Shares to be received by the B Building Shareholders as the Agreed B Building Consideration in the Merger are being acquired for investment and not with a view to the distribution or resale thereof except in compliance with the 1933 Act. Each B Building Shareholder represents and warrants that such B Building Shareholder is, and will take no action from and after the date hereof that would cause such B Building Shareholder on the Closing Date not to be, an "accredited investor" within the meaning of Rule 501 under the 1933 Act, is, and will on the Closing Date be, able to fend for itself in the transactions contemplated hereby, is, and will on the Closing Date be, knowledgeable and experienced in business and financial matters and capable of evaluating the merits and risks of the investment in the WRI Shares, is, and will on the Closing Date be, able to bear the economic risk of loss of its investment in WRI, and, as of the date of this Agreement, has had the opportunity to request such information as is necessary to verify the accuracy of the information supplied to it in connection with the transactions contemplated hereby, has received all information requested and has had all questions answered by WRI.

         4.5.    PROPERTY SOLD "AS-IS".   NOTWITHSTANDING ANYTHING CONTAINED
HEREIN TO THE CONTRARY, IT IS UNDERSTOOD THAT, EXCEPT AS STATED IN THE EXPRESS WARRANTIES CONTAINED HEREIN, THE PROPERTY IS BEING DELIVERED "AS-IS" AND "WITH ALL FAULTS, WHETHER LATENT OR PATENT" AND THAT NO WARRANTIES OF ANY NATURE (OTHER THAN THE EXPRESS WARRANTIES CONTAINED HEREIN) ARE TO BE IMPLIED IN THIS TRANSACTION, INCLUSIVE OF, BUT NOT LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, SUITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT FOR THE EXPRESS WARRANTIES CONTAINED HEREIN, WRI AND NEWCO ACKNOWLEDGE AND AGREE THAT NEITHER POCI, B BUILDING OR ANY OF THE POCI SHAREHOLDERS OR B BUILDING SHAREHOLDERS HAVE MADE, AND DO NOT MAKE, AND SPECIFICALLY NEGATE AND DISCLAIM ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, OF, AS TO, CONCERNING OR WITH RESPECT TO (A) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY THEREOF, (B) THE INCOME TO BE DERIVED FROM THE PROPERTY, (C) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH WRI OR NEWCO MAY CONDUCT THEREON, (D) THE COMPLIANCE OF ANY OF THE PROPERTY OR ITS OPERATIONS, OR OF ANY OPERATIONS BY WRI OR NEWCO, WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY, (E) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, (F) THE MANNER OR QUALITY OF THE CONSTRUCTION OF THE PROPERTY, OR THE MATERIALS OR LABOR INCORPORATED THEREIN,
(G) THE MANNER, QUALITY, STATE OF REPAIR OR LACK OF REPAIR OF THE PROPERTY, (H) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, OR (I) THE IMPACT OF ANY FUTURE OR CONTEMPLATED ZONING ORDINANCES. IT IS SPECIFICALLY ACKNOWLEDGED THAT, OTHER THAN AS EXPRESSLY CONTAINED HEREIN, NEITHER POCI, B BUILDING NOR ANY

OF THE POCI SHAREHOLDERS OR B BUILDING SHAREHOLDERS HAVE MADE AND DO NOT MAKE, AND SPECIFICALLY DISCLAIM, ANY REPRESENTATION REGARDING COMPLIANCE WITH APPLICABLE ENVIRONMENTAL LAWS AND/OR ANY RULES OR REGULATIONS PROMULGATED THEREUNDER. THE PROVISIONS IN THIS SECTION SHALL SURVIVE THE CLOSING OF THIS TRANSACTION, AND SHALL NOT BE DEEMED MERGED INTO THE FINAL DOCUMENTS EXECUTED IN CONNECTION THEREWITH.

         4.6. NEWCO AND WRI'S REPRESENTATIONS AND WARRANTIES. WRI and Newco, jointly and severally, hereby represent and warrant to POCI, the POCI Shareholders, B Building, and the B Building Shareholders the following:

                 4.6.1. CORPORATE AND TRUST STATUS. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas. WRI is a real estate investment trust duly organized, validly existing and in good standing under the laws of the State of Texas. Complete and correct copies of Newco's Articles of Incorporation are attached hereto as Exhibit "J", and a complete and correct copy of WRI's Amended and Restated Declaration of Trust and all amendments thereto effective prior to the Closing Date (certified by the Secretary of State of Texas), and of Newco's and WRI's By-Laws (certified by the Secretary of Newco to be as amended to such Closing
Date) will be delivered to POCI on the Closing Date.

                 4.6.2. AUTHORITY RELATIVE TO THIS AGREEMENT. The execution of this Agreement by Newco and WRI and its delivery to POCI have been duly authorized by the Boards of Directors of Newco and the Trust Managers of WRI, and validly executed and delivered by WRI and Newco, no further trust or corporate action is necessary on the part of WRI or Newco for such execution and delivery, and no consent, approval, waiver, license or authorization is required in connection with the execution and delivery of this Agreement by WRI or Newco or the consummation of the transaction contemplated hereby. This Agreement, when executed and delivered by all parties hereto, shall constitute a legal, valid and binding obligation against WRI and Newco, enforceable against each of them in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the execution or delivery of this Agreement by WRI and Newco nor the performance of WRI and Newco hereunder will result in a violation or breach of any term or provision or constitute a default or accelerate the performance required under any indenture, mortgage, deed of trust or other contract or agreement to which Newco is a party or by which it is bound.

                 4.6.3. ISSUANCE AND REGISTRATION OF WRI SHARES. The WRI Shares which will be delivered to POCI Shareholders as the Agreed POCI Consideration and the WRI Shares which will be delivered to B Building Shareholders as the Agreed B Building Consideration will be fully paid and non-assessable; will be listed on the New York Stock Exchange; and will be represented by one or more certificates which will bear the restrictive legends referred to in Section 11.1.

                 4.6.4. AUTHORIZED CAPITAL. The authorized capital stock of WRI consists of 150,000,000 Common Shares, of which 23,447,000 Common Shares were outstanding on March 31, 1993, and 10,000,000 shares of Preferred Stock par value $0.03 per share (the "Preferred Shares"), of which no shares were outstanding on March 31, 1993. All of the outstanding Common Shares have been validly issued and are fully paid and nonassessable. Each of the outstanding shares of capital stock of each of WRI's significant subsidiaries (as defined in Rule 1.02(v) of Regulation S-X promulgated pursuant to the Securities Exchange Act of 1934 (the "Exchange Act")) is duly authorized, validly issued, fully paid and nonassessable and owned, either directly or indirectly, by WRI free and clear of all liens, pledges, security interests, claims or other encumbrances.

                 4.6.5. COMPANY REPORTS; FINANCIAL STATEMENTS. WRI shall deliver to POCI, B Building, the POCI Shareholders and the B Building Shareholders on or prior to the Closing Date (i) each registration statement, report on Form 8-K, proxy statement or information statement prepared by it since December 31, 1992 ("Audit Date"), (ii) WRI's Annual Report on Form 10-K for the year ended December 31, 1992, and (iii) WRI's Quarterly Reports on Form 10-Q for the periods ended March 31, 1993, and June 30, 1993, each in the form (including exhibits) filed with the Securities and Exchange Commission (the "SEC") (collectively, the "Company Reports"). As of their respective dates, the Company Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading. Each of the consolidated balance sheets included in or incorporated by reference into the Company Reports (including the related notes and schedules) fairly presents the consolidated financial position of WRI and its subsidiaries as of its date and each of the consolidated statements of income and of changes in financial position included in or incorporated by reference into the Company Reports (including any related notes and schedules) fairly presents the results of operations, retained earnings and changes in financial position, as the case may be, of WRI and its subsidiaries for the periods set forth therein (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material to WRI and its subsidiaries taken as a whole in amount or effect), in each case in accordance with generally accepted accounting principles consistently applied during the periods involved, except as may be noted therein. Other than the Company Reports, WRI has not filed any other definitive reports or statements with the SEC since December 31, 1993.

                 4.6.6. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company Reports, since December 31, 1992, WRI and its subsidiaries have conducted their respective businesses only in, and have not engaged in any material transaction other than according to, the ordinary and usual course and there has not been (i) any material adverse change in the financial condition, properties, business or results of operations of WRI and its subsidiaries taken as a whole or any development or combination of developments of which management of WRI has knowledge which is reasonably likely to result in any such change other than any such change resulting from changes in general economic or business conditions; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of WRI, other than regular quarterly cash dividends on the Common Shares; or (iii) any change by WRI in accounting principles or methods.

                 4.6.7. GOVERNMENTAL APPROVAL. No notices, reports or other filings are required to be made by WRI with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by WRI from, any governmental or regulatory authorities of the United States, the several States or any foreign jurisdiction in connection with the execution and delivery of this Agreement by WRI and except as indicated in Section 4.4.3. the consummation of the transactions contemplated hereby by WRI.

                 4.6.8. CONTRACTS FOR BROKERAGE. Newco and WRI expressly represent and warrant that there is no brokerage agreement or any other agreement binding on Newco or WRI pursuant to which a commission or any other form of compensation would or could be or is payable with respect to the purchase of the Property or any part thereof or interest therein, or the merger contemplated by this Agreement. Newco and WRI agree to indemnify and hold harmless POCI and B Building from and against any and all claims, demands, losses, costs, expenses, obligations, liabilities and damages resulting from, relating to, or arising in connection with any agreement, arrangement or understanding alleged to have been made by Newco or WRI or on their behalf with any broker, finder, or agent in connection with this Agreement of Merger or the transactions contemplated hereby.

                 4.6.9. NO OTHER REPRESENTATIONS OR WARRANTIES. Notwithstanding anything contained herein to the contrary, it is understood that except as expressly set forth herein, neither Newco nor WRI makes any warranties of any nature and no warranties are to be implied in this transaction. Except for such express warranties of Newco and WRI contained herein, POCI, the POCI Shareholders, B Building, and the B Building Shareholders acknowledge and agree that neither Newco nor WRI has made or is making and specifically negate and disclaim any representation, warranty, promise, covenant, agreement, or guaranty of any kind, whether express or implies, oral or written, concerning or with respect to (a) the value of the WRI Shares contemplated to be delivered pursuant to this Agreement, (b) the income to be derived from such shares (other than as set forth in the Price Increase Guaranty), (c) any change in the market price of such shares, or (d) the tax consequences or other legal consequences of this transaction. The provisions under this Section shall survive the Closing of this transaction and shall not be deemed to be merged into the final documents executed in connection therewith.

         4.7. LIMITATION ON REPRESENTATIONS MADE BY NATIONSBANK OF TEXAS, N.A. THIS AGREEMENT IS ENTERED INTO BY NATIONSBANK OF TEXAS, N.A. ("NATIONSBANK") IN A REPRESENTATIVE CAPACITY ONLY, AND IT IS SPECIFICALLY AGREED THAT NATIONSBANK WILL NOT INCUR ANY PERSONAL LIABILITY FOR A BREACH OF WARRANTY OR OF ANY OTHER CONDITION, OBLIGATION, OR REPRESENTATION MADE HEREIN AND THAT IN THE EVENT OF SUCH A BREACH OR IN THE EVENT ANY LIABILITY ARISES HEREUNDER, NATIONSBANK SHALL BE LIABLE ONLY TO THE EXTENT SPECIFICALLY PROVIDED FOR HEREIN AND ONLY TO THE EXTENT TO WHICH IT HOLDS ASSETS IN THE SPECIFIC CAPACITY IN WHICH THIS AGREEMENT IS EXECUTED. THE PARTIES ACKNOWLEDGE THAT TEXAS LAW PLACES CERTAIN RESTRICTIONS ON THE ABILITY OF INDEPENDENT EXECUTORS TO MAKE WARRANTIES, AND THE PARTIES AGREE THAT THE WARRANTIES AND REPRESENTATIONS MADE BY NATIONSBANK HEREIN ARE MADE ONLY TO THE EXTENT, IF ANY, ALLOWED BY TEXAS LAW.

                                 V.  COVENANTS

         5.1. COVENANTS OF POCI AND POCI SHAREHOLDERS. POCI and POCI shareholders covenant with and for the benefit of Newco that:

                 5.1.1. BUSINESS OF POCI PRIOR TO CLOSING. Between the Contract Date and the Closing Date, POCI will not engage in any business transactions other than the continued ownership of the POCI Required Assets and the continued collection of rent under the Ground Lease, the performance of the obligations of the lessor under the Ground Lease and the enforcement of the obligations of the lessee under the Ground Lease.

                 5.1.2. ARTICLES OF INCORPORATION AND BY-LAWS. No change shall be made in the Articles of Incorporation or By-Laws of POCI except changes related to the authorization and issuance of additional shares to current POCI Shareholders in exchange for the cancellation of indebtedness owing by POCI to such POCI Shareholders, of which POCI shall have given WRI notice as provided in Section 1.3 of this Agreement.

                 5.1.3. CAPITAL STOCK. No change shall be made in the authorized or issued capital stock of POCI, nor shall any rights, warrants or options relating thereto be issued, except for additional shares authorized and issued to current POCI Shareholders in exchange for the cancellation of indebtedness owing to such POCI Shareholders by POCI, of which POCI shall have given WRI notice as provided in Section 1.3 of this Agreement.

                 5.1.4. BENEFIT PLAN. No bonus, incentive compensation, profit-sharing, pension, stock ownership, retirement, fringe benefit, stock option, group insurance, medical expense reimbursement plan or employee welfare plan of any nature whatsoever shall be adopted or entered into by POCI.

                 5.1.5. CAPITAL ASSETS. POCI shall not enter into, renew, extend, amend, cancel, terminate, assume or make any contract, lease, license, obligation, commitment, purchase or sale for the acquisition, construction or disposition by sale, exchange, assignment, transfer, conveyance, encumbrance or otherwise of the POCI Required Assets or any part thereof or interest therein, and will comply with all of its obligations under all existing contracts, leases, licenses and commitments applicable to it and/or its properties. POCI shall have the right to distribute to its shareholders prior to the Closing Date all of the assets of POCI other than the POCI Required Assets and POCI Transferred Liabilities and shall have the right to sell any one or more of such assets (other than the POCI Required Assets) and distribute the net sales proceeds to its shareholders. Without limitation of the foregoing, it is understood that prior to the Closing, POCI shall distribute the tract of land currently leased to Post Oak Bank, such property being described in Exhibit "B- 3" attached hereto and incorporated herein (the "Post Oak Bank Property") to the POCI Shareholders or to an affiliated company and shall have the right to sell such property and distribute the proceeds to the POCI Shareholders. The Post Oak Bank Property is specifically excluded from the definition of "Property".

                 5.1.6. MORTGAGES, LIENS, ENCUMBRANCES, ETC. POCI shall not enter into or assume any mortgage, security agreement, pledge, conditional sale or other title retention agreement, encumbrance or charge of any kind upon the POCI Required Assets, or create or assume any obligation for borrowed money, or make any loans or advances to, or assume, guarantee, endorse or otherwise become liable with respect to the obligations, stock or dividends of, any person, firm, association or corporation.

                 5.1.7. REPORTS, RETURNS AND COMPLIANCE WITH LAW. POCI shall duly and timely file all reports or returns required to be filed with the United States government and all jurisdictions in which POCI is qualified to do business, and shall promptly pay when due all Federal, State and local taxes, assessments and governmental charges, fees, interest and penalties lawfully levied or assessed upon POCI or its properties or any part thereof, and shall use its best efforts duly to observe and conform to all other lawful requirements applicable to its business. With the prior written consent of Newco, POCI shall contest in appropriate proceedings any and all taxes or governmental assessments, charges, fees, interest, penalties or requirements which can be contested in good faith, but in no event shall POCI be required to expend or become liable for any costs, fees or expenses in excess of $10,000 in connection with any such contests.

                 5.1.8. LOSS OR CASUALTY. POCI shall continue to maintain in full force and effect insurance to cover the POCI Required Assets against the risks covered by POCI as of the Contract Date, and in amounts adequate in the reasonable judgment of the management of POCI to protect such assets, but in no event less than in force on the Contract Date.

                 5.1.9. MERGERS, CONSOLIDATIONS, ACQUISITIONS AND NEGOTIATIONS. In no event shall POCI merge or consolidate with any other corporation, or acquire all or substantially all of the business or assets or stock of any other person, firm, association or corporation, or enter into discussions or negotiations for any of the foregoing transactions.

                 5.1.10. CONSULTATION WITH NEWCO. POCI will consult with Newco at all times from the Contract Date up to and including the Closing Date with respect to any material matter affecting the POCI

Required Assets; however, neither POCI nor Newco shall incur any liability to each other as a result of the advice or suggestions offered by it or followed by it in this connection.

                 5.1.11. CORRECTION OF DEFECTS, ERRORS AND OMISSIONS. If POCI discovers any defect, error or omission in any Required Information Materials or any Schedule provided to Newco under Section 4.1.2 hereof or any other information provided by POCI to Newco in connection with this Agreement, POCI will promptly notify Newco thereof with detailed information correcting such defect, error or omission.

                 5.1.12. LIABILITIES. Prior to Closing, POCI will pay-off and discharge all liabilities, obligations, and indebtedness, liquidated or unliquidated, fixed or contingent, including, without limiting the generality of the foregoing, liabilities which would be reflected as accruals in accordance with generally accepted accounting principles whether or not then due and payable, other than the Transferred POCI Liabilities plus 1993 ad valorem real estate taxes in an amount up to $400,000; it being the intention of the parties (and a covenant of POCI and the POCI shareholders and a condition of Newco's obligations under this Agreement) that the only liabilities, obligations, or indebtedness of POCI existing on the Closing Date will be the Transferred POCI Liabilities plus 1993 ad valorem real estate taxes in an amount up to $400,000. Without limiting the generality of the foregoing, except for the Transferred POCI Liabilities and not more than $400,000 in 1993 ad valorem taxes, POCI will (prior to the Closing Date) terminate all contracts and commitments, including, without limitation, those listed in the Schedule referred to in clause (i) of Section 4.1.2 and pay-off and discharge the liabilities resulting from such terminations; will (prior to the Closing Date) pay-off and discharge all indebtedness, including, without limitation, the indebtedness listed in the Schedule referred to in clause (iii) of Section 4.1.2; will (prior to the Closing Date) settle and be released from all guaranties, suretyship, and contingent liabilities, including, without limitation, those listed in the Schedule referred to in clause (v) of Section 4.1.2.

                 5.1.13. SHAREHOLDERS MEETING. POCI shall call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting on the Merger. POCI will, through its Board of Directors, recommend to its shareholders approval of the Merger.

                 5.1.14. PROXY MATERIALS. POCI shall have proxy materials promptly prepared for distribution to the POCI Shareholders in relation to the meeting of POCI Shareholders to be held to vote on the Merger. POCI will provide WRI with a copy of such proxy materials at least five days prior to their dissemination to the POCI Shareholders in order for WRI to have an opportunity to review and object to any information contained in such proxy materials. If WRI shall object to any information set forth in the proxy materials, POCI and WRI shall revise such information in a mutually agreeable manner prior to their dissemination to the POCI Shareholders.

         5.2. COVENANTS OF B BUILDING AND B BUILDING SHAREHOLDERS. B Building and B Building shareholders covenant with and for the benefit of Newco that:

                 5.2.1. BUSINESS OF B BUILDING PRIOR TO CLOSING. Between the Contract Date and the Closing Date, B Building will not engage in any business transactions other than the continued ownership of the B Building Required Assets and the continued collection of rent under the Tenant Leases, performance of the obligations of the lessor under the Tenant Leases and enforcement of the obligations of the lessee's under the Tenant Leases.

                 5.2.2. ARTICLES OF INCORPORATION AND BY-LAWS. No change shall be made in the Articles of Incorporation or By-Laws of B Building.

                 5.2.3. CAPITAL STOCK. No change shall be made in the authorized or issued capital stock of B Building, nor shall any rights, warrants or options relating thereto be issued.

                 5.2.4. BENEFIT PLAN. No bonus, incentive compensation, profit-sharing, pension, stock ownership, retirement, fringe benefit, stock option, group insurance, medical expense reimbursement plan or employee welfare plan of any nature whatsoever shall be adopted or entered into by B Building.

                 5.2.5. CAPITAL ASSETS. B Building shall not enter into, renew, extend, amend, cancel, terminate, assume or make any contract, lease, license, obligation, commitment, purchase or sale for the acquisition, construction or disposition by sale, exchange, assignment, transfer, conveyance, encumbrance or otherwise of B Building Required Assets or any interest therein, and will comply with all of its obligations under all existing contracts, leases, licenses and commitments applicable to it and/or its properties. B Building shall have the right to distribute to its shareholders prior to the Closing Date all of the assets of B Building other than the B Building Required Assets and B Building Transferred Liabilities and shall have the right to sell any one or more of such assets (other than the B Building Required Assets) and distribute the net sales proceeds to its shareholders.

                 5.2.6. MORTGAGES, LIENS, ENCUMBRANCES, ETC. B Building shall not enter into or assume any mortgage, security agreement, pledge, conditional sale or other title retention agreement, encumbrance or charge of any kind upon the B Building Required Assets, or create or assume any obligation for borrowed money, or make any loans or advances to, or assume, guarantee, endorse or otherwise become liable with respect to the obligations, stock or dividends of, any person, firm, association or corporation.

                 5.2.7. REPORTS, RETURNS AND COMPLIANCE WITH LAW. B Building shall duly and timely file all reports or returns required to be filed with the United States government and all jurisdictions in which B Building is qualified to do business, and shall promptly pay when due all Federal, State and local taxes, assessments and governmental charges, fees, interest and penalties lawfully levied or assessed upon B Building or its properties or any part thereof, and shall use its best efforts duly to observe and conform to all other lawful requirements applicable to its business. With the prior written consent of Newco, B Building shall contest in appropriate proceedings any and all taxes or governmental assessments, charges, fees, interest, penalties or requirements which can be contested in good faith, but in no event shall B Building be required to expend or become liable for any costs, fees or expenses in excess of $10,000 in connection with any such contents.

                 5.2.8. PROPERTIES, PLANT AND EQUIPMENT. B Building shall keep and maintain in as good condition, repair and working order as they are on the Contract Date all B Building Required Assets, causing all necessary repairs, renewals and replacements and maintenance to be made promptly, and shall otherwise maintain and operate the same in accordance with all applicable laws, ordinances, regulations and orders.

                 5.2.9. LOSS OR CASUALTY. B Building shall continue to maintain in full force and effect insurance in such amounts as exist as of the Contract Date to cover all B Building Required Assets against the risks covered by B Building as of the Contract Date.

                 5.2.10. MERGERS, CONSOLIDATIONS, ACQUISITIONS AND NEGOTIATIONS. In no event shall B Building merge or consolidate with any other corporation, or acquire all or substantially all of the business or assets or stock of any other person, firm, association or corporation, or enter into discussions or negotiations for any of the foregoing transactions.

                 5.2.11. CONSULTATION WITH NEWCO. B Building will consult with Newco at all times from the Contract Date up to and including the Closing Date with respect to any material matter affecting the B Building Required Assets; however, neither B Building nor Newco shall incur any liability to each other as a result of the advice or suggestions offered by it or followed by it in this connection.

                 5.2.12. CORRECTION OF DEFECTS, ERRORS AND OMISSIONS. If B Building discovers any defect, error or omission in any Required Information Materials or any Schedule provided to Newco under Section 4.3.2 hereof or any other information provided by POCI to Newco in connection with this Agreement, B Building will promptly notify Newco thereof with detailed information correcting such defect, error or omission.

                 5.2.13. LIABILITIES. Prior to Closing, B Building will pay-off and discharge all liabilities, obligations, and indebtedness, liquidated or unliquidated, fixed or contingent, including, without limiting the generality of the foregoing, liabilities which would be reflected as accruals in accordance with generally accepted accounting principles whether or not then due and payable, other than the Transferred B Building Liabilities; it being the intention of the parties (and a covenant of B Building and the B Building shareholders and a condition of Newco's obligations under this Agreement) that the only liabilities, obligations, or indebtedness of B Building existing on the Closing Date will be the Transferred B Building Liabilities. Without limiting the generality of the foregoing, except for the Transferred B Building Liabilities, B Building will (prior to the Closing Date) terminate all contracts and commitments, including, without limitation, those listed in the Schedule referred to in clause (i) of Section 4.3.2 and pay-off and discharge the liabilities resulting from such terminations; will (prior to the Closing Date) pay-off and discharge all indebtedness, including, without limitation, the indebtedness listed in the Schedule referred to in clause (iii) of Section 4.3.2; will (prior to the Closing Date) settle and be released from all guaranties, suretyship, and contingent liabilities, including, without limitation, those listed in the Schedule referred to in clause (v) of Section 4.3.2.

                 5.2.14. SHAREHOLDERS MEETING. B Building shall call a meeting of its shareholders to be held as promptly as practicable for the purpose of voting on the Merger. B Building will, through its Board of Directors, recommend to its shareholders approval of the Merger.

                 5.2.15. PROXY MATERIALS. B Building shall have proxy materials promptly prepared for distribution to the B Building Shareholders in relation to the meeting of B Building Shareholders to be held to vote on the Merger. B Building will provide WRI with a copy of such proxy materials at least five days prior to their dissemination to the B Building Shareholders in order for WRI to have an opportunity to review and object to any information contained in such proxy materials. If WRI shall object to any information set forth in the proxy materials, B Building and WRI shall revise such information in a mutually agreeable manner prior to their dissemination to the B Building Shareholders.

         5.3. COVENANTS OF NEWCO AND WRI. Newco and WRI covenant with and for the benefit of POCI and B Building that:

                 5.3.1. CONSENT TO EXTENSION OF TERMINATION DATES OF TENANT LEASES. Notwithstanding the termination dates of Tenant Leases described in Exhibit "I" attached hereto, Newco and WRI, subject to the conditions specified herein, consent to allowing B Building to extend the termination dates of all Tenant Leases until May 29, 1994, with the effect that all tenants shall be permitted to occupy their leased premises until such date. B Building shall also be permitted to negotiate further extensions with tenants conditioned upon WRI terminating and not closing the merger contemplated herein. With respect to each Tenant Lease whose termination date is being extended pursuant to this Section, it shall be a condition precedent to Newco and WRI's consent to allowing B Building to permit such tenants to occupy their leased premised until May 29, 1994, that such tenants acknowledge by written agreement the right of WRI to demolish the existing Sakowitz building and to fence off a reasonable portion of the adjoining parking area which will be used in connection with such demolition work. This provision shall survive the Closing.

                                VI.  CONDITIONS

         6.1. CONDITIONS PRECEDENT TO OBLIGATIONS OF WRI AND NEWCO RELATING TO POCI. The obligations of Newco under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived in writing by Newco:

                 6.1.1. REPRESENTATIONS AND WARRANTIES OF POCI AND THE POCI SHAREHOLDERS TRUE AT CLOSING. All representations and warranties by POCI and/or the POCI Shareholders which are contained in this Agreement or in any written statement which shall be delivered by POCI and/or the POCI Shareholders to Newco pursuant to this Agreement shall be true as of the Closing as though such representations and warranties were made at the Closing, except to the extent that such representations and warranties were made as of a specified date, and subject to minor matters which in the aggregate are not material in amount and do not materially impair the continuing operation of POCI's business.

                 6.1.2. PERFORMANCE OF POCI AND THE POCI SHAREHOLDERS. POCI and each of the POCI Shareholders shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by POCI and each POCI Shareholder prior to or on the Closing Date.

                 6.1.3. OFFICERS' CERTIFICATE. POCI shall have delivered to Newco the Certificate of POCI dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 6.1.1 and 6.1.2 of this Agreement.

                 6.1.4. OPINION OF COUNSEL FOR POCI AND THE POCI SHAREHOLDERS. POCI shall have delivered to Newco an opinion of counsel satisfactory, in form and substance to Newco in the exercise of reasonable judgment, dated the Closing Date, to the effect that:

                 (i) Organization and Good Standing of POCI. POCI is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; and POCI has all requisite corporate power to carry on its business and to own and operate its properties and assets now owned and operated by it.

                 (ii) Capitalization and Validity of POCI Common Stock. POCI's authorized capital stock consists solely of Nine Hundred Sixty
         (960) shares of common stock, $100.00 par value, of which Nine Hundred Sixty (960) shares are issued and outstanding; provided, however, that if additional shares are issued to current POCI Shareholders in exchange for the cancellation of indebtedness owing from POCI to such POCI Shareholders as contemplated by Section 1.3 of this Agreement, the legal opinion shall state the actual number of shares outstanding as of the date of the opinion. All of such outstanding shares have been validly issued and are fully paid and non-assessable; further, that said Nine Hundred Sixty (960) outstanding shares are owned of record and, to the best of our knowledge, beneficially by the POCI Shareholders free and clear, to the best of our knowledge, of any liens and encumbrances.

                 (iii) POCI's and Its Shareholders' Authority Relative to this Agreement. Neither the execution nor delivery or performance of this Agreement by POCI or any POCI Shareholder violates any provision of any indenture, agreement or other instrument of which such counsel is aware and to which any of them is a party or by which any of them is bound; and this Agreement has been duly executed and delivered by POCI and each POCI Shareholder, constitutes the valid and binding obligation of POCI and each POCI Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                 (iv) Litigation. To the best of such counsel's knowledge, there is no litigation or other proceeding or governmental investigation pending or overtly threatened against or relating to or which, if adversely determined, would have a material adverse effect on POCI or the POCI Required Assets or the transactions contemplated by this Agreement.

                 (v) No Subsidiaries. POCI has no subsidiaries and has no direct or indirect ownership interest, whether by way of stock ownership or otherwise, in any other corporation, firm, association or other business enterprise.

                 (vi) Validity of Documents and Instruments. All documents and instruments delivered by POCI and/or its shareholders to Newco pursuant to this Agreement have been duly executed and delivered and are valid and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                 (vii) Approval of Merger. The merger of POCI into Newco contemplated by this Agreement has been approved by the Board of Directors of POCI and by all POCI Shareholders, and to the best of our knowledge no POCI Shareholder has filed a timely written objection to such merger pursuant to applicable provisions of law.

In rendering their opinion, counsel for POCI may rely on certificates of officers and directors of POCI and POCI Shareholders.

                 6.1.5. NO DAMAGE OR DESTRUCTION OR CONDEMNATION. Prior to the Closing, there shall not have occurred any casualty to the POCI Required Assets as a result of which the total monetary amount of any such damage or destruction is more than $300,000 and such loss shall not be at least eighty percent (80%) covered by valid, existing insurance underwritten by responsible insurers. Also, prior to the Closing, there shall not have occurred any condemnation affecting the POCI Required Assets, nor shall any such condemnation be pending or threatened.

                 6.1.6. RESIGNATIONS OF OFFICERS AND DIRECTORS. Newco shall have received appropriate written resignations, effective upon acceptance by the Board of Directors of POCI, of all Officers and Directors of POCI. POCI shall cause a meeting of the Board of Directors of POCI to take place on due and timely notice or waiver of notice on the Closing Date, and, if so requested by Newco, POCI shall cause the Directors of POCI to accept such resignations and to fill the vacancies created by such resignations with persons designated by Newco.

                 6.1.7. DELIVERY OF MATERIALS. Newco shall have received POCI's books of account and records, Minute Books, stock certificate books, corporate seal and other corporate books, records and file papers.

                 6.1.8. REQUIREMENTS AS TO POCI'S LIABILITIES. POCI shall have no liabilities of any kind or character as of the Closing Date other than the Transferred POCI Liabilities plus liability for 1993 ad valorem taxes in an amount up to $400,000 and accrued 1994 ad valorem taxes.

                 6.1.9. EXECUTION BY POCI SHAREHOLDERS. All shareholders of POCI, as of the Contract Date of this Agreement, must have executed this Agreement, and they and/or their Qualified Transferees (as defined in Exhibit "H") shall be the only owners of shares of POCI common stock as of the Closing Date.

                 6.1.10.  CHANGES IN TITLE, SURVEY AND OTHER MATTERS.   There
shall be no material change in the matters reflected in the Title Binder or on the Survey, and no material change shall have occurred or be threatened which would adversely affect the findings made by Newco during the Information Review Period.

                 6.1.11. BANKRUPTCY. On the Closing Date, neither POCI nor any of its shareholders shall have (a) applied for or consented to the appointment of a receiver, trustee, custodian, or liquidator of itself or of all or a substantial part of its assets; (b) filed a voluntary petition in bankruptcy or admitted in writing that it is unable to pay its debts as they become due; (c) made a general assignment for the benefit of creditors; (d) filed a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws; (e) filed an answer admitting the material allegations of, or consented to, or defaulted in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; (f) taken any corporate action for the purposes of effecting any of the foregoing; or (g) if any insolvency petition or complaint shall be filed against POCI or any of its shareholders seeking bankruptcy or reorganization of it, he or she, failed is dismiss such petition within sixty (60) days of the filing thereof.

                 6.1.12. ESTOPPEL CERTIFICATES. Newco shall have received estoppel certificates from all holders of all or any portion of the Transferred POCI Liabilities (except with respect to ad valorem taxes which are selected to constitute Transferred POCI Liabilities) substantially in the form attached hereto as Exhibit "G" (with such modifications as Newco in its good faith business judgment shall require) at least five (5) days, and not more than ten
(10) days, before the Closing.

         6.2. CONDITIONS PRECEDENT TO OBLIGATIONS OF WRI AND NEWCO RELATING TO B BUILDING. The obligations of WRI and Newco under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions, any one or more of which may be waived in writing by WRI and Newco:

                 6.2.1. REPRESENTATIONS AND WARRANTIES OF B BUILDING AND THE B BUILDING SHAREHOLDERS TRUE AT CLOSING. All representations and warranties by B Building and/or the B Building Shareholders which are contained in this Agreement or in any written statement which shall be delivered by B Building and/or the B Building Shareholders to Newco pursuant to this Agreement shall be true as of the Closing as though such representations and warranties were made at the Closing, except to the extent that such representations and warranties were made as of a specified date, and subject to minor matters which in the aggregate are not material in amount and do not materially impair the continuing operation of B Building's business.

                 6.2.2. PERFORMANCE OF B BUILDING AND THE B BUILDING SHAREHOLDERS. B Building and each of the B Building Shareholders shall have performed and complied with all agreements or conditions required by this Agreement to be performed and complied with by B Building and each B Building Shareholder prior to or on the Closing Date.

                 6.2.3. OFFICERS' CERTIFICATE. B Building shall have delivered to Newco the Certificate of B Building dated the Closing Date, certifying to the fulfillment of the conditions specified in Section 6.2.1 and
6.2.2 of this Agreement.

                 6.2.4. OPINION OF COUNSEL FOR B BUILDING AND THE B BUILDING SHAREHOLDERS. B Building shall have delivered to Newco an opinion of counsel satisfactory, in form and substance to WRI and Newco in the exercise of reasonable judgment, dated the Closing Date, to the effect that:

                       (i) ORGANIZATION AND GOOD STANDING OF B BUILDING. B Building is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas; and B Building has all requisite corporate power to carry on its business and to own and operate its properties and assets now owned and operated by it.

                      (ii) CAPITALIZATION AND VALIDITY OF B BUILDING COMMON STOCK. B Building's authorized capital stock consists solely of Two Hundred (200) shares of common stock, $100.00 par value, of which Ten
         (10) shares are issued and outstanding. All of such outstanding shares have been validly issued and are fully paid and non-assessable; further, that said Ten (10) outstanding shares are owned of record and, to the best of our knowledge, beneficially by the B Building Shareholders free and clear, to the best of our knowledge, of any liens or encumbrances.

                     (iii) B BUILDING'S AND ITS SHAREHOLDERS' AUTHORITY RELATIVE TO THIS AGREEMENT. Neither the execution nor delivery or performance of this Agreement by B Building or any B Building Shareholder violates any provision of any indenture, agreement or other instrument of which such counsel is aware and to which any of them is a party or by which any of them is bound; and this Agreement has been duly executed and delivered by B Building and each B Building Shareholder constitutes the valid and binding obligation of B Building and each B Building Shareholder in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                      (iv) LITIGATION. To the best of such counsel's knowledge, there is no litigation or other proceeding or governmental investigation pending or overtly threatened against or relating to or which, if adversely determined, would have a material adverse effect on B Building or the B Building Required Assets or the transactions contemplated by this Agreement.

                       (v) NO SUBSIDIARIES. B Building has no subsidiaries and has no direct or indirect ownership interest, whether by way of stock ownership or otherwise, in any other corporation, firm, association or other business enterprise.

                      (vi) VALIDITY OF DOCUMENTS AND INSTRUMENTS. All documents and instruments delivered by B Building and/or its shareholders to Newco pursuant to this Agreement have been duly executed and delivered and are valid and enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                     (vii) APPROVAL OF MERGER. The merger of B Building into Newco contemplated by this Agreement has been approved by the Board of Directors of B Building and by all B Building Shareholders, and to the best of our knowledge no B Building Shareholder has filed a timely written objection to such merger pursuant to applicable provisions of law.

In rendering their opinion, counsel for B Building may rely on certificates of officers and directors of B Building and the B Building Shareholders.

                 6.2.5. NO DAMAGE OR DESTRUCTION OR CONDEMNATION. Prior to the Closing, there shall not have occurred any casualty to any B Building Required Assets as a result of which the total monetary amount of any such damage or destruction is more than $300,000 and such loss shall not be at least eighty percent (80%) covered by valid, existing insurance underwritten by responsible insurers. Also, prior to the Closing, there shall not have occurred any condemnation affecting the B Building Required Assets.

                 6.2.6. RESIGNATIONS OF OFFICERS AND DIRECTORS. Newco shall have received appropriate written resignations, effective upon acceptance by the Board of Directors of B Building, of all Officers and Directors of B Building. B Building shall cause a meeting of the Board of Directors of B Building to take place on due and timely notice or waiver of notice on the Closing Date, and, if so requested by Newco, B Building shall cause the Directors of B Building to accept such resignations and to fill the vacancies created by such resignations with persons designated by Newco.

                 6.2.7. DELIVERY OF MATERIALS. Newco shall have received B Building's books of account and records, Minute Books, stock certificate books, corporate seal and other corporate books, records and file papers.

                 6.2.8. NOTICES OF TERMINATION OF TENANT LEASES. B Building shall have given to each tenant under each Tenant Lease written notice of the termination of the Tenant Lease of such respective tenant, which terminations shall be effective on the respective dates set forth in Exhibit "I" which is attached hereto; B Building shall have performed all other covenants and conditions under the Tenant Leases required to be performed prior to the Closing Date in order for such terminations to be effective on the respective dates shown on Exhibit "I"; and no tenant under any Tenant Lease shall be contesting the effectiveness of any such termination notice as terminating such respective tenant's Tenant Lease as of the date shown on Exhibit "I." Notwithstanding the foregoing, pursuant to Section 5.3.1 hereof, Newco and WRI have consented to allow B Building to extend the termination dates of all Tenant Leases until May 29, 1994, with the effect that each tenant shall be permitted to occupy its respective leased premises until such date, upon the terms and conditions specified in Section 5.3.1.

                 6.2.9. REQUIREMENTS AS TO B BUILDING'S LIABILITIES. B Building shall have no liabilities of any kind or character as of the Closing Date other than the Transferred B Building Liabilities.

                 6.2.10. EXECUTION BY B BUILDING SHAREHOLDERS. All B Building Shareholders, as of the Contract Date of this Agreement, must have executed this Agreement, and they and/or their Qualified Transferees (as defined in Exhibit "H") shall be the only owners of shares of B Building common stock as of the Closing Date.

                 6.2.11. CHANGES IN TITLE, SURVEY AND OTHER MATTERS. There shall be no material change in the matters reflected in the Title Binder or on the Survey, and no material change shall have occurred or be threatened which would adversely affect the findings made by Newco during the Information Review Period.

                 6.2.12. BANKRUPTCY. On the Closing Date, neither B Building nor any of its shareholders shall have (a) applied for or consented to the appointment of a receiver, trustee, custodian, or liquidator of itself or of all or a substantial part of its assets; (b) filed a voluntary petition in bankruptcy or admitted in writing that it is unable to pay its debts as they become due; (c) made a general assignment for the benefit of creditors; (d) filed a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any bankruptcy or insolvency laws; (e) filed an answer admitting the material allegations of, or consented to, or defaulted in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; (f) taken any corporate action for the purposes of effecting any of the foregoing; or (g) if any insolvency petition or complaint shall be filed against B Building or any of its shareholders seeking bankruptcy or reorganization of it, he or she, failed is dismiss such petition within sixty (60) days of the filing thereof.

                 6.2.13. ESTOPPEL CERTIFICATES. B Building shall have delivered the tenant estoppel certificates within the Information Review Period and updated estoppel certificates substantially in the form attached hereto as Exhibit "F" (with such modifications as Newco in its good faith business judgment shall require) at least five (5) days, and not more than fifteen (15) days, before Closing. Newco shall also have received estoppel certificates from all holders of all or any portion of the Transferred B Building Liabilities in the form attached hereto as Exhibit "G" (with such modifications as Newco in its good faith business judgment shall require) at least five (5) days, and not more than ten (10) days, before the Closing.

         6.3. CONDITIONS PRECEDENT TO OBLIGATIONS OF POCI AND B BUILDING. All of the obligations of POCI and B Building and their respective shareholders under this Agreement are subject to the fulfillment, prior to or on the Closing Date, of each of the following conditions (any one or more of which may be waived in writing by POCI and B Building and their respective shareholders).

                 6.3.1. NEWCO AND WRI'S REPRESENTATIONS AND WARRANTIES TRUE AT CLOSING. All representations and warranties by Newco and WRI which are contained in this Agreement shall be true on and as of the Closing Date as though such representations and warranties were made at Closing, except to the extent that such representations and warranties were made as of a specified date, and subject to minor matters which in the aggregate are not material in amount and do not materially impair the continuing operations of Newco or WRI.

                 6.3.2. WRI'S AND NEWCO'S PERFORMANCE. WRI and Newco shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it prior to or on the Closing Date.

                 6.3.3. OFFICER'S CERTIFICATES. WRI and Newco shall have delivered to POCI and B Building Newco's certificate, dated the Closing Date, certifying to the fulfillment of the conditions specified in Sections 6.3.1 and
6.3.2 of this Agreement.

                 6.3.4. OPINION OF NEWCO'S COUNSEL. WRI and Newco shall have delivered to POCI and B Building an opinion of Newco's counsel satisfactory in form and substance to POCI and B Building in the exercise of reasonable judgment, dated the Closing Date, to the effect that:

                       (i) ORGANIZATION AND GOOD STANDING OF NEWCO. Newco is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas.

                      (ii) CORPORATE AUTHORITY RELATIVE TO THIS AGREEMENT. This Agreement and all documents and instruments executed by Newco pursuant hereto have been duly and validly executed and delivered and such documents are valid and binding upon Newco in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the execution nor delivery or performance of this Agreement by Newco violates any provision of the Articles of Incorporation or By-Laws of Newco or the provision of any indenture, agreement or other instrument known to such counsel to which Newco is a party or by which Newco is bound.

                     (iii) APPROVAL OF MERGER. The merger of Newco with POCI and B Building contemplated by this Agreement has been approved by the Board of Directors of Newco, and by the sole shareholder of Newco, and no shareholder of Newco has filed a timely written objection to such merger pursuant to the applicable provisions of law.

In rendering their opinion, counsel for Newco may rely on certificates of officers and directors of Newco.

                 6.3.5. OPINION OF WRI'S COUNSEL. Newco shall have caused to be delivered to POCI and B Building an opinion of WRI's counsel satisfactory in form and substance to POCI and B Building in the exercise of reasonable judgment, dated the Closing Date, to the effect that:

                       (i) ORGANIZATION AND GOOD STANDING OF WRI. WRI is a duly organized real estate investment trust validly existing and in good standing under the laws of the State of Texas.

                      (ii) TRUST AUTHORITY RELATIVE TO THIS AGREEMENT. This Agreement and all documents and instruments executed by WRI pursuant hereto have been duly and validly executed and delivered and such documents are valid and binding upon WRI in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the execution nor delivery or performance of this Agreement by WRI violates any provision of the Amended and Restated Declaration of Trust or the By-Laws of WRI or the provisions of any indenture, agreement or other instrument known to such counsel to which WRI is a party or by which WRI is bound.

                     (iii) WRI SHARES. The WRI Shares which will be delivered to POCI Shareholders as the Agreed POCI Consideration and the WRI Shares which will be delivered to B Building Shareholders as the Agreed B Building Consideration will be fully paid and non-assessable; will be listed on the New York Stock Exchange; and will be represented by one or more certificates which will bear the restrictive legends referred to in Section 11.1.

                      (iv) AUTHORITY RELATIVE TO THE PRICE INCREASE GUARANTY. The Price Increase Guaranty executed by WRI has been duly and validly executed and delivered and such document is valid and binding upon WRI in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity). Neither the execution nor delivery or performance of the Price Increase Guaranty by WRI violates any provision of the Declaration of Trust or by-laws of WRI or the provision of any indenture, agreement or other instrument known to such counsel to which WRI is a party or by which WRI is bound.

In rendering their opinion, counsel for WRI may rely on certificates of officers and directors of WRI.

                 6.3.6. ISSUANCE OF WRI SHARES. The WRI Shares which will be delivered to POCI Shareholders as the Agreed POCI Consideration and the WRI Shares which will be delivered to B Building Shareholders as the Agreed B Building Consideration will be fully paid and non-assessable; will be listed on the New York Stock Exchange; and will be represented by one or more certificates which will bear the restrictive legends referred to in Section 11.1.

               VII.  SURVIVAL OF REPRESENTATIONS AND WARRANTIES;
                              EXPENSES; INDEMNITY

         7.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All covenants, agreements, representations and warranties made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall survive the Closing and remain effective for a period of four (4) years regardless of any investigation at any time made by or on behalf of either party or of any information either party may have with respect thereto.

         7.2. EXPENSES. Whether or not the transactions contemplated herein shall be consummated, each party shall pay its own expenses incident to preparation for entering into and carrying this Agreement into effect and for consummating the transactions contemplated by this Agreement.

         7.3. INDEMNIFICATION BY POCI. Subject to the limitations contained in Section 7.7 hereof, POCI and each POCI Shareholder shall indemnify and hold harmless Newco, WRI and any underwriter participating in a Shelf Registration (as defined in Section 11.2.2.) and their respective successors and assigns against any loss, damage or expense (including reasonable attorneys' fees and court costs) suffered by Newco, WRI or such underwriter resulting from any breach by POCI or any POCI Shareholder of this Agreement or any inaccuracy in or breach of any of the representations, warranties or covenants made by POCI or any POCI Shareholder herein or any inaccuracy or misrepresentation in the Schedules or Certificates delivered by POCI or any POCI Shareholder at the Closing in accordance with the provisions hereof. Such loss, damage or expense contemplated by this Section 7.3 shall include, without limitation, the amount of any liability of POCI for any claims, debts, liabilities or obligations, fixed, contingent or otherwise (including Federal, State and local taxes), attributable to any period of operation of POCI up to and including the Closing Date other than the Transferred POCI Liabilities, plus 1993 ad valorem real estate taxes up to an amount of $400,000 and 1994 ad valorem taxes.

         7.4. INDEMNIFICATION BY B BUILDING. Subject to the limitations contained in Section 7.7 hereof, B Building and each B Building Shareholder shall indemnify and hold harmless Newco, WRI and any underwriter participating in the Shelf Registration (as defined in Section 11.2.2.) and their respective successors and assigns against any loss, damage or expense (including reasonable attorneys' fees and court costs) suffered by Newco, WRI or such underwriter resulting from any breach by B Building or any B Building Shareholder of this Agreement or any inaccuracy in or breach of any of the representations, warranties or covenants made by B Building or any B Building Shareholder herein or any inaccuracy or misrepresentation in the Schedules or Certificates delivered by B Building or any B Building Shareholder at the Closing in accordance with the provisions hereof. Such loss, damage or expense contemplated by this Section 7.4 shall include, without limitation, the amount of any liability of B Building for any claims, debts, liabilities or obligations, fixed, contingent or otherwise (including Federal, State and local taxes), attributable to any period of operation of B Building up to and including the Closing Date other than the Transferred B Building Liabilities.

         7.5. INDEMNIFICATION OF WRI AND NEWCO. WRI and Newco, jointly and severally, shall indemnify and hold harmless POCI and B Building and their respective successors and assigns and each POCI Shareholder and B Building Shareholder against any loss, damage, or expense including reasonable attorneys' fees and court costs suffered by any of such parties resulting from any breach by WRI or Newco of this Agreement or any inaccuracy in or breach of any of the representations, warranties, or covenants made by WRI or Newco herein.

         7.6. INDEMNITY AGAINST BROKERAGE COMMISSIONS. Subject to the limitations contained in Section 7.7 hereof, POCI and each POCI Shareholder and B Building and each B Building Shareholder will indemnify Newco from any claims for any brokerage commission or finder's fee in connection with this transaction asserted by Duddlesten Realty Advisors Corp. or Wayne Duddlesten or any company owned by or affiliated with Wayne Duddlesten or any other party claiming to have contracted with POCI or B Building or their respective shareholders for any brokerage commission or finder's fee in connection with this transaction. WRI and Newco will indemnify and hold harmless POCI and each POCI Shareholder and B Building and each B Building Shareholder from claims for any brokerage commission or finder's fee claimed by any party claiming to have contracted with WRI or Newco for payment of any such commission or fee.

         7.7. LIABILITY OF POCI SHAREHOLDERS AND B BUILDING SHAREHOLDERS. Notwithstanding anything in this Agreement to the contrary, the maximum liability of each POCI Shareholder with respect to all representations, warranties, covenants, and agreements of POCI and/or POCI Shareholders will be several and limited to the extent of any claimed liability multiplied by one hundred twenty-five percent (125%) of such POCI Shareholder's percentage stock ownership in POCI immediately prior to the Closing, and the maximum liability of each B Building Shareholder with respect to all representations, warranties, covenants, and agreements of B Building and/or B Building Shareholders will be several to the extent of any claimed liability multiplied by one hundred twenty-five percent (125%) of such shareholder's percentage stock ownership in B Building immediately prior to the Closing. With respect to each claim against POCI Shareholders, each POCI Shareholder's maximum liability with respect to such claim shall be equal to the amount of such claim multiplied by the product of (a) the quotient obtained by dividing the total number of POCI Shares issued and outstanding at the Closing Date by the number of POCI Shares owned by such POCI Shareholder at the Closing Date, and (b) one and twenty-five hundredths (1.25). With respect to each claim against B Building Shareholders, each B Building Shareholder's maximum liability with respect to such claim shall be equal to the amount of such claim multiplied by the product of (a) the quotient obtained by dividing the total number of B Building Shares issued and outstanding at the Closing Date by the number of B Building Shares owned by such B Building Shareholder at the Closing Date, and (b) one and twenty-five hundredths (1.25). Notwithstanding anything contained herein to the contrary, the maximum aggregate liability of each POCI Shareholder shall be the value of the Agreed POCI Consideration paid to such shareholder at the Closing of this Agreement multiplied by one hundred twenty- five percent (125%) and the maximum aggregate liability of each B Building Shareholder shall be the value of the Agreed B Building Consideration paid to such shareholder at the Closing of this Agreement multiplied by one hundred twenty-five percent (125%).

                     VIII.  TERMINATION AND OTHER REMEDIES

         8.1. BEST EFFORTS TO SATISFY CONDITIONS. Subject to the limitations on obligation to expend or incur expense or cost to cure objections, POCI and the POCI Shareholders agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 6.1 of this Agreement and B Building and the B Building Shareholders agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 6.2 of this Agreement. WRI and Newco agree to use their best efforts to bring about the satisfaction of the conditions specified in Section 6.3 of this Agreement.

         8.2.    TERMINATION.   POCI, B Building, WRI, or Newco may terminate
this Agreement under the following circumstances:

                 8.2.1. TERMINATION UPON BREACH OR DEFAULT. Without prejudice to other rights and remedies which POCI and B Building may have, if a default shall be made by WRI or Newco in the observance or in the due and timely performance of any of its covenants herein contained and such default shall not have been cured within twenty (20) days following the receipt by WRI or Newco of notice from POCI or B Building specifying such default, or if there shall have been a breach by WRI or Newco of any of the warranties and representations herein contained, POCI or B Building, may enforce specific performance of the obligations of Newco and/or WRI under this Agreement, or may terminate this Agreement at any time prior to the Closing. Without prejudice to other rights and remedies which WRI or Newco may have, if a default shall be made by POCI or any POCI Shareholder or B Building or any B Building Shareholder in the observance or in the due and timely performance of any of its or their covenants herein contained and such breach shall not have been cured within twenty (20) days following receipt by POCI and B Building of notice from WRI or Newco specifying such default, or if there shall have been a breach by POCI or any POCI Shareholder or B Building or any B Building Shareholder of any of the warranties and representations herein contained, WRI or Newco may terminate this Agreement at any time prior to the Closing. In order to exercise any such right of termination, the terminating party shall notify the other party thereof in writing. In the event of the occurrence of any circumstances under this Agreement pursuant to which WRI or Newco has the right to terminate this Agreement, in lieu thereof, WRI and Newco may elect to enforce specific performance, but without a reduction in the Agreed POCI Consideration or in the Agreed B Building Consideration; Newco may (whether or not Newco seeks to enforce specific performance) require that a portion of the Agreed POCI Consideration be applied to the discharge and release of any lien on the Property that does not secure a Transferred POCI Liability; Newco may also (whether or not Newco seeks to enforce specific performance) require that a portion of the Agreed B Building Consideration be applied to the discharge and release of any lien on the B Building Required Assets that does not secure a Transferred B Building Liability. The application of portions of the Agreed POCI Consideration or Agreed B Building Consideration of liens as referred to in the immediately preceding sentence shall be accomplished by Newco's paying to the relevant lienholder the amount of cash necessary to release the applicable lien and then recalculating the Agreed POCI Consideration or Agreed B Building Consideration by reducing the dollar figure referred to in clause (a) of Section 1.3.1 (with respect to the Agreed POCI Consideration) or clause (a) of Section 1.5.1 (with respect to the Agreed B Building Consideration) by the amount of cash so paid for the release of any such lien or liens. Further, in the event of the occurrence of any circumstances permitting Newco to terminate this Agreement or enforce specific performance, in lieu of exercising either such remedy at a particular time, Newco may grant POCI and the POCI Shareholders and B Building and the B Building Shareholders one or more additional periods of time of the duration designated by Newco (not exceeding thirty (30) days in the aggregate) within which POCI and the POCI Shareholders and B Building and the B Building Shareholders shall perform any of the unperformed covenants, duties or obligations of POCI and/or the POCI Shareholders and B Building and/or the B Building Shareholders under this Agreement and cause any remaining unfulfilled conditions under this Agreement to be fulfilled. If at the end of any such extension period there still remains any such unperformed covenant, duty or obligation of POCI and/or the POCI Shareholders and B Building and/or the B Building Shareholders under this Agreement or any unfulfilled condition, Newco may grant POCI and the POCI Shareholders and B Building and B Building Shareholders one additional extension period (subject to the aforesaid thirty
(30) day aggregate maximum) or WRI and Newco shall be permitted to exercise the aforesaid remedy of termination of this Agreement or its aforesaid right of enforcing specific performance.

                 Further, in the event of the occurrence of any circumstance permitting POCI and B Building to terminate this Agreement or enforce specific performance, in lieu of exercising either such remedy at a particular time, POCI and B Building, acting jointly, may grant Newco additional periods of time of the duration designated by POCI and B Building jointly within which Newco shall perform any of the unperformed covenants, duties, or obligations of Newco under this Agreement and cause any remaining unfulfilled conditions under this Agreement to be fulfilled. If at the end of any such extension period there still remains any such performed covenant, duty, or obligation of Newco under this Agreement or any unfulfilled condition, POCI and B Building, acting jointly, may grant Newco one or more additional extension periods (subject to the aforesaid thirty (30) day aggregate maximum) or POCI and B Building, acting jointly, shall be permitted to exercise the aforesaid remedy of termination of this Agreement or their aforesaid rights of enforcing specific performance.

                 8.2.2. TERMINATION BASED UPON CONDITIONS. Without prejudice to other rights and remedies which any party may have, if the conditions of this Agreement to be complied with or performed by the other party (or by the shareholders of POCI or B Building, where applicable) at or before the Closing shall not have been complied with or performed at the time required for such compliance or performance and such non-compliance or non-performance shall not have been waived by the party giving notice of termination, the party having the right to require compliance with and performance of any such condition may treat such non-compliance or non-performance as a basis for exercising any remedy accorded such party under Section 8.2.1 preceding.

                                IX.  ARBITRATION

         In the event that any dispute should arise under or with respect to this Agreement, the parties agree that such dispute shall be settled and resolved by binding arbitration governed by the Federal Arbitration Act, 9 U.S.C. Section Section 1-16 inclusive and in accordance with the Commercial Arbitration Rules of the American Arbitration Association. In the event that for any reason a court of competent jurisdiction determines in a final non-appealable judgment that the Federal Arbitration Act is not applicable to this Agreement, then, in such event, the Texas General Arbitration Act, Tex. Rev. Civ. Stat. Ann. Arts. 224 through 238-6 shall apply to all arbitration proceedings under this Agreement. All parties agree that if any party shall request arbitration pursuant to this Article IX, each party will take all appropriate action to cause the arbitration hearing to commence within thirty
(30) days after the notice requesting arbitration and further will take all appropriate action to cause such arbitration proceeding to proceed diligently and continuously until completion.

                               X.  MISCELLANEOUS

         10.1. ENTIRE AGREEMENT; AMENDMENT. This instrument, together with the Schedules referred to in Section 4.1.2 and Section 4.3.2 constitutes the entire agreement between the parties relating to the subject matter hereof. No prior written agreements (other than the aforesaid Schedules) and no prior or contemporaneous oral promises or representations shall be binding, it being intended that this instrument (together with the aforesaid Schedules) merges all such prior and contemporaneous promises and representations. This Agreement shall not be amended or changed except by a written instrument signed by all undersigned parties.

         10.2. SUCCESSORS; RIGHTS OF THIRD PARTIES. All terms and provisions of this Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, personal representatives, successors and assigns of the parties hereto. Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, and their respective heirs, personal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement. This Agreement is subject to termination or amendment by operation of the provisions herein notwithstanding any effect that such termination or amendment might have on persons who are not parties hereto. Neither POCI, the POCI Shareholders, B Building, the B Building Shareholders, Newco or WRI shall have the right to assign, transfer, or hypothecate this Agreement and any rights under this Agreement and any attempted or purported transfer, assignment, or hypothecation shall be null and void.

         10.3. NOTICES. All notices hereunder shall be in writing and be delivered personally or by expedited delivery service with proof of delivery or sent by U.S. Mail with adequate postage prepaid, as registered or certified mail, with return receipt requested, or sent by facsimile with confirmation, addressed as follows:


              If to POCI and/or any of its   Post Oak Center, Inc.
              shareholders:                  c/o Morton Susman
                                             700 Louisiana, Suite 1600
                                             Houston, Texas  77002
                                             Fax:  (713) 546-5252

              With a copy to:                Michael P. Kessler, Esq.
                                             Weil Gotshal & Manges
                                             700 Louisiana, Suite 1600
                                             Houston, Texas  77002
                                             Fax:  (713) 224-9511

              If to B Building and/or any    "B" Building, Inc.
              of its shareholders:           c/o Gaylord Johnson, Jr.
                                             11301 Richmond Avenue, Building K
                                             Suite 111B
                                             Houston, Texas  77082
                                             Fax:  (713) 558-1186

              If To WRI:                     Weingarten Realty Investors
                                             2600 Citadel Plaza Drive, Suite 300
                                             Houston, Texas  77008
                                             Attention:  Chairman
                                             Fax:  (713) 866-6049

              With a copy to:                Melvin A. Dow, Esq.
                                             Dow, Cogburn & Friedman, P.C.
                                             Nine Greenway Plaza, Suite 2300
                                             Houston, Texas  77046
                                             Fax:  (713) 940-6099

              If to Newco:                   WRI/Post Oak, Inc.
                                             c/o Weingarten Realty Investors
                                             2600 Citadel Plaza Drive, Suite 300
                                             Houston, Texas  77008
                                             Attention:  Chairman
                                             Fax:  (713) 866-6049

              With a copy to:                Melvin A. Dow, Esq.
                                             Dow, Cogburn & Friedman, P.C.
                                             Nine Greenway Plaza, Suite 2300
                                             Houston, Texas  77046
                                             Fax:  (713) 940-6099

Notice delivered or mailed in the manner herein specified shall be effective for all purposes hereunder on the earlier of the date of receipt or three (3) days after it is posted in the U.S. mail; notices given by facsimile with confirmation shall be effective on the date received or, if received after 5:00 p.m. Central Time, on the following Business Day. Any notice given in any other manner shall be effective only if and when received by the party to be notified. POCI and B Building shall each have the right to change its address for notice purposes hereunder and, therefore, the address of the POCI Shareholders and the B Building Shareholders for notice purposes hereunder, by giving written notice thereof to WRI and Newco in compliance with the provisions of this Section 10.3, and WRI and Newco shall each have the right to change its address for notice purposes hereunder by giving written notice thereof to POCI and B Building in compliance with the provisions of this
Section 10.3.

         10.4. APPLICABLE LAWS. This Agreement shall be construed and enforceable in accordance with the internal laws of the State of Texas (excluding its conflicts of laws rules) and the laws of the United States.

         10.5. SECTION AND PARAGRAPH HEADINGS. The section and paragraph headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         10.6. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         10.7. TIME. Time is of the essence with respect to the various times for performance by the parties hereto. If, however, any date set forth in this Agreement as the last date for the taking of any action hereunder shall fall on a day when banks in Houston, Texas, are authorized to close, then the last date for the taking of such action shall be extended to the next succeeding day when such banks are open.

         10.8. STOCK SPLITS, SUBDIVISIONS, STOCK DIVIDENDS; COMBINATIONS. If prior to the Closing, WRI should pay a dividend or make a distribution on existing WRI shares consisting of additional WRI Shares, subdivide its shares into a greater number of shares, combine its shares into a smaller number of shares, make a distribution on existing WRI Shares consisting of its capital stock other than outstanding WRI shares, or issue by reclassification of its existing WRI Shares any shares of its capital stock (any of such events being hereinafter referred to as a "Stock Change"), then in such event the WRI Per Share Value and the $38 figure referred to in Section 3.3 of this Agreement shall be proportionately reduced or increased, as appropriate, and, in addition, the Guaranteed POCI Increase referred to in Article I and Article II of the Price Increase Guaranty attached hereto as Exhibit "H" and the Guaranteed B Building Increase referred to in Article I and Article III of such Price Increase Guaranty shall also be proportionately reduced or increased, as appropriate. For example, without limiting the generality of the foregoing sentence, if, prior to Closing, there should be a 2-for-1 split of WRI Shares, and the applicable WRI Per Share Value is deemed to be $42, then the $42 figure referred to in Section 1.3 and in Section 1.5.1 shall be reduced to $21, the $38 figure referred to in Section 3.3 of this Agreement shall be reduced to $19, the figure calculated pursuant to Article I(b)(5) of the Price Increase Guaranty as the Guaranteed POCI Increase shall be reduced to one-half (1/2) of the amount which would otherwise be computed pursuant to such Article I(b)(5) of the Price Increase Guaranty and the figure calculated pursuant to Article I(b)(6) of the Price Increase Guaranty as the Guaranteed B Building Increase shall be reduced to one-half (1/2) of the amount which would otherwise be computed pursuant to such Article I(b)(6) of the Price Increase Guaranty. If, subsequent to the Closing, but prior to the two (2) year anniversary of the Closing, a Stock Change shall occur, the WRI Per Share Value and the $38 figure referred to in Section 3.3 of this Agreement shall remain unchanged, but the Guaranteed POCI Increase referred to in Article I and
Article II of the Price Increase Guaranty and the Guaranteed B Building Increase referred to in Article I and Article II of the Price Increase Guaranty shall be reduced proportionately. For example, without limiting the generality of the foregoing, if there should be a 2-for-1 split of WRI Shares subsequent to Closing but prior to the two (2) year anniversary date of Closing, and the applicable WRI Per Share Value is deemed to be $42, then, in such event, the $42 figure referred to in Section 1.3 and Section 1.5.1 of this Agreement and the $38 figure referred to in Section 3.3 of this Agreement shall remain unchanged, but the figure calculated pursuant to Article I(b)(5) of the Price Increase Guaranty as the Guaranteed POCI Increase shall be reduced to one-half of the amount which would otherwise be calculated pursuant to such Article I(b)(5) of the Price Increase Guaranty and the figure calculated pursuant to
Article I(b)(6) of the Price Increase Guaranty as the Guaranteed B Building Increase shall be reduced to one-half (1/2) of the amount which would otherwise be calculated pursuant to such Article I(b)(6) of the Price Increase Guaranty. Conversely, if prior to Closing, there should be a combination of WRI Shares into a smaller number, then the WRI Per Share Value and the $38 figure referred to in Section 3.3 of this Agreement shall be proportionately increased and the Guaranteed POCI increase referred to in Article I and Article II of the Price Increase Guaranty and the Guaranteed B Building Increase referred to in Article I and Article III of the Price Increase Guaranty shall also be proportionately increased. For example, without limiting the generality of the foregoing, if, prior to Closing, there should be a combination of two existing WRI Shares into one WRI Share, and the applicable WRI Per Share Value is deemed to be $42, then in such event, the $42 figure referred to in Section 1.3 and Section 1.5.1 of this Agreement shall be $84, the $38 figure referred to in Section 3.3 of this Agreement shall be $76, the figure calculated pursuant to Article I(b)(5) of the Price Increase Guaranty as the Guaranteed POCI Increase shall be double the amount which would otherwise be calculated pursuant to Article I(b)(5) of the Price Increase Guaranty and the figure calculated pursuant to Article I(b)(6) of the Price Increase Guaranty as the Guaranteed B Building Increase shall be double the amount which would otherwise be computed pursuant to such Article I(b)(6). If, subsequent to Closing but prior to the two (2) year anniversary of Closing, there should be a combination of existing WRI Shares into a smaller number of shares, then the WRI Per Share Value and the $38 figure referred to in Section 3.3 shall remain unchanged but the figure calculated pursuant to
Article I(b)(5) of the Price

Increase Guaranty as the Guaranteed POCI Increase shall be proportionately increased and the figure calculated pursuant to Article I(b)(6) of the Price Increase Guaranty as the Guaranteed POCI Increase shall be proportionately increase. For example, without limiting the generality of the foregoing, if subsequent to Closing but prior to the two (2) year anniversary of Closing, two existing WRI Shares shall be combined into one (1) single new WRI Share, and the applicable WRI Per Share Value is deemed to be $42, then, in such event, the $42 figure referred to in Section 1.3 and Section 1.5.1 of this Agreement and the $38 figure referred to in Section 3.3 shall remain unchanged but the figure calculated pursuant to Article I(b)(5) of the Price Increase Guaranty as the Guaranteed POCI Increase shall be double the amount which would otherwise be calculated pursuant to such Article I(b)(5) of the Price Increase Guaranty and the figure calculated pursuant to Article I(b)(6) of the Price Increase Guaranty as the Guaranteed B Building Increase shall be double the amount which would otherwise be calculated pursuant to such Article I(b)(6) of the Price Increase Guaranty. During the time from the Closing through the two (2) year anniversary of the Closing and the payment of the Required Amount (as defined in the Price Increase Guaranty), WRI shall not voluntarily transfer or lease all or substantially all its assets (a "Triggering Event"), to any person, firm, corporation, or other entity (the "Acquiring Entity") if such Acquiring Entity does not assume, in writing, the obligations of WRI to pay the Required Amount as provided in the Price Increase Guaranty. If a Triggering Event shall occur and the Acquiring Entity does not assume in writing the obligations of WRI to pay the Required Amount as provided in the Price Increase Guaranty, the Anniversary Market Price shall be revised without further agreement of the parties to mean the average closing price of a share of common stock (share of beneficial interest) of WRI on the New York Stock Exchange during the ten (10) trading days immediately preceding the date of the Triggering Event, and the Required Amount shall be paid on the date of the Triggering Event.

         10.9. LIMITATION ON LIABILITY. WRI is an unincorporated trust organized under the Texas Real Estate Investment Trust Act. Neither the shareholders of WRI, nor its Trust Managers, officers, employees or other agents shall be personally, corporately or individually liable, in any manner whatsoever, for any debt, act, omission or obligation of WRI, and all persons having claims of any kind whatsoever against WRI shall look solely to the property of WRI for the enforcement of their rights (whether monetary or non-monetary) against WRI.

                        XI.  REGISTRATION OF WRI SHARES

         11.1. RESTRICTIONS ON RESALE. Each of the POCI Shareholders and each of the B Building Shareholders covenant and agree that they shall not sell or transfer any beneficial interest in, or otherwise dispose of any WRI Shares received by them as the Agreed POCI Consideration or the Agreed B Building Consideration, as the case may be, otherwise than pursuant to (i) Rule 144 of the General Rules and Regulations (the "Regulations") under the 1933 Act; (ii) an exemption from registration under the 1933 Act determined to be available in the opinion of counsel acceptable to WRI, or (iii) the Shelf Registration (as defined below).

It is further agreed that:

         a. in addition to any legends that may be necessary to reflect restrictions on transfer that may exist (i) pursuant to Rule 144 under the 1933 Act by virtue of a POCI Shareholder or a B Building Shareholder owning a sufficient number of shares of WRI common shares to be classified as an "affiliate" of WRI or (ii) pursuant to the applicable provisions of the WRI Declaration of Trust which (in order to enable WRI to maintain its status as a real estate investment trust under the provisions of the Internal Revenue Code) limit persons to ownership of no more than 9.2% of the outstanding WRI common shares) the following legend shall be placed on all certificates representing ownership of WRI Shares received as the Agreed POCI Consideration or the Agreed B Building Consideration, as the case may be, until such shares have been transferred in accordance with the provisions hereof:

                 "The shares represented by this certificate have not been registered under the Securities Act of 1933 and may not be sold or transferred unless the sale of such shares is registered under said Act or the shares are sold pursuant to Rule 144 or, in the opinion of counsel acceptable to Weingarten Realty Investors, an exemption from registration is available."

         b. a stop transfer order shall be entered with the transfer agent of WRI against the transfer of WRI Shares received as the Agreed POCI Consideration or the Agreed B Building Consideration, as the case may be, except in compliance with this Article XI.

         11.2. REGISTRATION OF WRI SHARES. WRI will register the WRI Shares which are received as the Agreed POCI Consideration or the Agreed B Building Consideration (the "Relevant WRI Shares") upon the terms, and subject to the limitations and conditions, hereinafter set forth.

                 11.2.1. SHELF REGISTRATION. Within five (5) business days after the Closing Date, WRI shall prepare and file with the Securities and Exchange Commission (the "SEC") a registration statement for an offering to be made by the B Building Shareholders and the POCI Shareholders (together the "Holders" and individually a "Holder") on a continuous basis under the Regulations covering all of the Relevant WRI Shares (the "Shelf Registration"). The Shelf Registration shall be on Form S-3 or another appropriate form permitting registration of such Relevant WRI Shares for resale by such Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). WRI shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the 1933 Act within sixty (60) days after the Closing Date and to keep the Shelf Registration continuously effective under the 1933 Act until the date which is two (2) calendar years and twenty-five (25) days from the effective date of such registration statement (or, if WRI exercises its option(s) under the Price Increase Guaranty to extend the Initial Test Period (as defined in the Price Increase Guaranty) to the First Extension Period (as defined in the Price Increase Guaranty) or the Second Extension Period (as defined in the Price Increase Guaranty), the Effectiveness Period shall be extended accordingly so as to expire twenty-five (25) days after the expiration of the First Extension Period or Second Extension Period if such options are exercised in accordance with the Price Increase Guaranty (the "Effectiveness Period"), or such shorter period ending when (i) all Relevant WRI Shares covered by the Shelf Registration have been sold in the manner set forth and as contemplated in the Shelf Registration, or (ii) in the opinion of counsel to WRI, which opinion shall be satisfactory in form, scope and substance to each Holder affected thereby, registration of the Relevant WRI Shares (A) is no longer required under the 1933 Act and (B) the Holder may sell all remaining Relevant WRI Shares in the open market without limitations as to volume and without being required to file any forms or reports with the SEC under the 1933 Act or the Regulations. If WRI is not able to cause the Shelf Registration to be declared effective under the 1933 Act, the B Building Shareholders and the POCI Shareholders shall have a Put Right (as defined in Section 11.2.3) to sell their shares to WRI on the terms set forth in Section 11.2.3. WRI shall supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the 1933

Act or the Regulations, or if reasonably requested by the Holders of a majority of the Relevant WRI Shares covered by such registration statement or by any underwriter of such Relevant WRI Shares. In connection with the registration of any Relevant WRI Shares pursuant to this Section 11.2, WRI shall use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of a Shelf Registration or of any order preventing or suspending the use of a prospectus or suspending the qualification (or exemption from qualification) of any of the Relevant WRI Shares for sales in any jurisdiction, and, if any such order is issued, to use its reasonable best efforts to obtain the withdrawal of any such order at the earliest possible moment. WRI shall also use its reasonable best efforts to register or qualify, and to cooperate with the selling Holders of Relevant WRI Shares, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Relevant WRI Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriters, if any, reasonably request in writing; keep each such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Relevant WRI Shares covered by the applicable Registration Statement; provided, however, that WRI shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject, or
(C) subject itself to taxation in any such jurisdiction.

                 11.2.2. SUBSEQUENT SHELF REGISTRATIONS. If the Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the securities registered thereunder), WRI shall use every reasonable effort to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional registration statement covering all of the unsold Relevant WRI Shares (a "Subsequent Shelf Registration") for an offering to be made by the Holders on a delayed or continuous basis under the Regulations. If a Subsequent Shelf Registration is filed, WRI shall use its reasonable best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such registration statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Shelf Registration was previously continuously effective. As used herein, the term "Shelf Registration" means the initial Shelf Registration and any Subsequent Shelf Registration(s).

                 11.2.3.  LIMITED PUT RIGHT.  Notwithstanding the provisions of
Section 11.2.1 and 11.2.2 hereof, if at any time subsequent to sixty (60) days from the Closing and within the Effectiveness Period WRI is not able to cause the Shelf Registration to be declared effective under the 1933 Act or if the Shelf Registration ceases to be effective for any reason and a Subsequent Shelf Registration is not declared effective, each of the Holders shall have the right (the "Put Right") to give WRI Notice (the "Put Notice") demanding that WRI repurchase from the Holders delivering a Put Notice all or any portion of the Relevant WRI Shares owned by such Holders on the date the Put Notice is received or deemed received pursuant to Section 10.3 hereof. The Put Notice may be given only during the Effectiveness Period if (i) the Shelf Registration has not yet been declared effective under the 1933 Act or (ii) if the Shelf Registration ceases to be effective for any reason and a subsequent Shelf Registration is not declared effective by the time the Put Notice is given.
The Put Notice shall state the number of Relevant WRI Shares which the requesting Holder demands that WRI repurchase. If WRI receives a Put Notice, as aforesaid, and a Shelf Registration is not effective on the date the Put Notice is received or deemed received pursuant to Section 10.3 hereof, then WRI will be obligated to repurchase from such requesting Holders on the 21st day (or the first business day thereafter if such 21st day is a Saturday, a Sunday or legal holiday in the State of Texas) after the Put Notice is received or deemed received by WRI (the "Repurchase Date"), and such Holders will be obligated to sell to WRI on such date, the Relevant WRI Shares as to which the Put Notice shall have been given, at a per share price (the "Repurchase Price") equal to the closing price of WRI common shares on the New York Stock Exchange on the day on which the Put Notice is received or deemed received, or the next business day if such day is a Saturday, Sunday, or legal holiday in the State of Texas. The closing of the repurchase shall take place at the offices of WRI, 2600 Citadel Plaza Drive, Suite 300, Houston, Texas, at 11:00 a.m. on the Repurchase Date. At the repurchase closing, WRI will pay to such Holders the Repurchase Price by cashier's or certified bank checks payable to such Holders against delivery by each such Holder to WRI of certificates evidencing the Relevant WRI Shares being repurchased by WRI pursuant to the foregoing provisions, which certificates shall be without any legend or any restriction on transfer other than as required under

Section 11.1. Each certificate shall be duly endorsed by such Holder to WRI or shall have attached thereto appropriate stock powers duly executed by or on behalf of such Holder.

                 11.2.4. UNLEGENDED CERTIFICATES. WRI shall cooperate with the selling Holders of Relevant WRI Shares and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Relevant WRI Shares to be sold, which certificates shall not bear any restrictive legends (other than the restrictions, if any, that may exist because of ownership by a relevant POCI Shareholder or a relevant B Building Shareholder of other WRI common shares, e.g., restrictions on transfer that may exist (i) pursuant to Rule 144 under the 1933 Act by virtue of a POCI Shareholder or a B Building Shareholder owning a sufficient number of WRI common shares to be classified as an "affiliate" of WRI, or (ii) pursuant to the applicable provisions of the WRI Declaration of Trust which (in order to enable WRI to maintain its status as a real estate investment trust under the provisions of the Internal Revenue Code) limit persons to ownership of no more than 9.2% of the outstanding WRI common shares) and shall be in a form eligible for deposit with The Depositary Trust Company; and enable such Relevant WRI Shares to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request.

                 11.2.5. REGISTRATION EXPENSES. The following fees and expenses incident to the performance of or compliance with this Section 11.2 by WRI shall be borne by WRI whether or not a Shelf Registration is filed or becomes effective: (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with the state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel for WRI (but not the underwriters or the Holders) in connection with Blue Sky qualifications of the Relevant WRI Shares)), (ii) printing expenses (including expenses of printing certificates for Relevant WRI Shares in a form eligible for deposit with The Depositary Trust Company and printing prospectuses), (iii) fees and disbursements of counsel for WRI, (iv) fees and disbursements of all independent certified public accountants for WRI, (v) internal expenses of WRI (including all salaries and expenses of officers and employees of WRI performing legal or accounting duties), and (vi) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange.

         Each selling Holder shall pay all underwriting discounts and commissions or broker's commissions incurred in connection with the sale or other disposition of Relevant WRI Shares for or on behalf of such selling Holder's account and all fees and expenses of legal counsel for such selling Holder.

         11.3. AVAILABILITY OF RULE 144 EXEMPTION. WRI shall timely file the reports required to be filed by it under the Securities Exchange Act of 1934 (the "Exchange Act") and the 1933 Act (including, without limitation, the reports under Sections 13 and 15(d) of the Exchange Act referred to in Rule 144(c)(1) under the 1933 Act), and shall take such further action as is required from time to time to enable such Holder to sell Relevant WRI Shares without registration under the 1933 Act within the limitation of the exemption provided by Rule 144 under the 1933 Act. WRI will furnish to any Holder of Relevant WRI Shares, upon request made by such Holder at any time, a written statement signed by WRI, addressed to such Holder, describing the action WRI has taken or proposes to take to comply with the current public information requirements of Rule 144. WRI shall, at the request of any Holder of Relevant WRI Shares, upon receipt from such Holder of evidence reasonably satisfactory to WRI (i) that such Holder has held such Relevant WRI Shares for a period of not less than two (2) consecutive years, and (ii) that such Holder has not been an affiliate (as defined in Rule 144) of WRI for more than the ninety (90) preceding days, remove from the stock certificates representing the Relevant WRI Shares that portion of any restrictive legend which relates to the registration provisions of the 1933 Act.

         11.4. INDEMNIFICATION BY WRI. WRI shall indemnify and hold harmless POCI, B Building, the POCI Shareholders, the B Building Shareholders, their trustees, independent executors, officers and each of their respective successors and assigns (collectively, the "Indemnitees") from and against any and all losses, expenses and damages, including, without limitation, reasonable attorneys' fees and expenses (collectively referred to as "Claims") resulting from any information provided, in or incorporated by reference into, the Shelf Registration, Subsequent Shelf Registrations, supplements and addenda thereto, periodic filings with the SEC (for example, 10-K, 10-Q and 8-K Forms) and other public disclosures of information in connection with the registration, sale or offering for sale of any Relevant WRI Shares, except for such information as is supplied to WRI in writing by any of the Indemnitees or by any underwriter.
WRI shall also indemnify, and hold harmless the Indemnitees from any Claims resulting from the failure by WRI to comply with the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, or the managing underwriters, if any, reasonably request in writing.





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
                          XII.  LOAN FROM WRI TO POCI

         12.1. LOAN FROM WRI TO POCI. WRI agrees to loan funds to POCI on the terms and conditions contained in documentation which is being executed contemporaneously with the execution of this Agreement. Such terms and conditions are briefly summarized as follows; in the event of any inconsistency between the following summary and the loan documentation, the loan documentation shall supersede and control.

                 12.1.1. AMOUNT. The amount of the loan from WRI to POCI shall be the amount necessary to (a) pay in full on their maturity the two $310,000 utility notes (such funds to be advanced on or before September 30, 1993), (b) pay in full the 1993 ad valorem taxes assessed against the Property (such funds to be advanced at least five (5) business days prior to the last date such taxes may be paid without the payment of penalties or interest), and
(c) pay the full amount of the premium due with respect to the Mortgagee Policy of Title Insurance described below. At its option, WRI may also advance funds to pay in full the Prudential Insurance Company promissory note which is secured by a first lien deed of trust against the Property. The loan from WRI to POCI shall be evidenced by a promissory note executed and payable solely by POCI (the "WRI Note").

                 12.1.2. COLLATERAL SECURITY. The WRI Note shall be secured solely by a lien on the Property. In the event WRI elects to advance funds to discharge the Prudential Insurance Company note, WRI's lien shall be a first and prior lien on the Property.

                 12.1.3. DUE ON SALE. The WRI Note shall contain a broad form due on sale clause such that if POCI sells the Property or enters into a merger or other transaction involving a change of control of POCI before December 31, 1995, all principal of and interest on the WRI Note shall be payable at the closing of such sale, merger or other transaction involving a change of control of POCI.

                 12.1.4. PAYMENT TERMS. If WRI elects to close the transactions described herein, all outstanding principal and accrued interest, if any, under the WRI Note (except for $400,000 of the 1993 ad valorem taxes, as adjusted pursuant to Section 1.3.2 hereof) shall become Transferred POCI Liabilities (subject to the $3 million maximum amount described in Section 1.3.2) and will be assumed and paid by WRI. Assuming that WRI does not close, the WRI Note shall not begin accruing interest until the date POCI is notified in writing of WRI's termination of this Agreement, and shall accrue interest from such date until December 31, 1994, at the Prime Rate announced from time to time by Texas Commerce Bank National Association plus one percent (1%) per annum, and from January 1, 1995, to December 31,





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
1995, at the Prime Rate announced from time to time by Texas Commerce Bank National Association plus two percent (2%) per annum. However, if WRI elects to advance funds to discharge the Prudential Insurance Company note, the amount so advanced shall accrue interest at the rates described above from the actual date of such advance (all other sums advanced accruing interest only from the date of termination by WRI). Interest shall accrue from the dates specified above, but all payments shall be deferred until December 31, 1995, on which date all principal and accrued interest on the WRI Note shall be immediately payable in full.

                 12.1.5. MISCELLANEOUS. The Ground Lease from POCI to B Building shall be subordinated to the lien that will secure the WRI Note. Also, POCI shall be required to provide WRI with a Mortgagee Policy of Title Insurance. In connection therewith, WRI shall loan to POCI the amount of the premium for such title policy.

                 IN WITNESS WHEREOF, the parties hereto have duly caused this Agreement to be executed on this the 1st day of October, 1993.

WRI/POST OAK, INC.                      POST OAK CENTER, INC.


By:    /s/  STANFORD ALEXANDER          By:       /s/  MORTON L. SUSMAN
    _________________________________       ____________________________________
Name:       Stanford Alexander          Name:          Morton L. Susman
Title:     Chairman of the Board        Title:            President

                              "Newco"                                     "POCI"


"B" BUILDING, INC.                      WEINGARTEN REALTY INVESTORS

By:     /s/  GAYLORD JOHNSON JR.        By:      /s/  STANFORD ALEXANDER
    _________________________________       ____________________________________
Name:        Gaylord Johnson Jr.        Name:         Stanford Alexander
Title:           President              Title:       Chairman of the Board

                         "B Building"                                      "WRI"





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
                       POST OAK CENTER, INC. SHAREHOLDERS

                                        Texas Commerce Bank, Trustee of the
                                        Nina Susman Trust (but not in any other
                                        capacity)


    /s/  OSCAR S. WYATT, JR.            By:         /s/  ELLEN TIPTON
_____________________________________       ____________________________________
         Oscar S. Wyatt, Jr.            Name:            Ellen Tipton
                                        Title:  Vice President and Trust Officer

 /s/  DOUGLAS WYATT, Trustee                    /s/  NINA M. SUSMAN
_____________________________________   ________________________________________
      Douglas Wyatt, Trustee                         Nina M. Susman

     /s/  LYNN S. WYATT                       /s/   GAYLORD JOHNSON, JR.
_____________________________________   ________________________________________
          Lynn S. Wyatt                             Gaylord Johnson, Jr.


THE ESTATE OF ALEXANDER HART SACKTON,       /s/  STEVEN C. GRANT, Trustee
DECEASED                                ________________________________________
                                        Steven C. Grant, Trustee of the Gaylord
                                           Johnson, Jr. 1979 Children's Trust


By:  NationsBank of Texas, N.A.,
     Independent Executor (But Not in
     Any Other Capacity)                        /s/   GAIL J. SERRELL
                                        ________________________________________
                                                      Gail J. Serrell
     By: /s/  MARTIN E. TURNER
         ____________________________
     Name:    Martin E. Turner
     Title: Senior Vice President
                                               /s/  ROBERT T. SAKOWITZ
                                        ________________________________________
                                                    Robert T. Sakowitz

                        "B" BUILDING, INC. SHAREHOLDERS


       /s/  NINA M. SUSMAN              THE ESTATE OF ALEXANDER HART SACKTON,
_____________________________________   DECEASED
            Nina M. Susman

     /s/  ROBERT T. SAKOWITZ            By:  NationsBank of Texas, N.A.,
_____________________________________        Independent Executor (But Not in
          Robert T. Sakowitz                 Any Other Capacity)

    /s/  GAYLORD JOHNSON, JR.                By:   /s/  MARTIN E. TURNER
_____________________________________             ____________________________
         Gaylord Johnson, Jr.                Name:      Martin E. Turner
                                             Title:   Senior Vice President

                                                /s/  GAIL J. SERRELL
                                        ________________________________________
                                                     Gail J. Serrell





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